 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-268834
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 16, 2022)
KANZHUN LIMITED
Class A Ordinary Shares

Image Frame Investment (HK) Limited is lending to certain designated dealers up to 18,019,352 of our Class A ordinary shares, US$0.0001 per share, or approximately 2.5% of our total Class A ordinary shares issued and outstanding immediately upon Listing (as defined below) (assuming no additional shares are issued under our share incentive plans before listing and excluding the Class A ordinary shares issued to the Depositary for bulk issuance of ADSs reserved for future issuance upon the exercise or vesting of awards granted under our share incentive plans), on one or more occasions, to facilitate the proposed listing of our Class A ordinary shares on the Main Board of The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, by way of introduction, or the Listing. Our Class A ordinary shares will be traded on the Hong Kong Stock Exchange under the stock code “2076.”
The Class A ordinary shares being lent hereby will be used by the designated dealers to create additional liquidity of our Class A ordinary shares on the Hong Kong Stock Exchange through sales at market prices on the Hong Kong Stock Exchange during a 30-calendar-day period commencing on the listing date of our Class A ordinary shares on the Hong Kong Stock Exchange, which is expected to be on or about December 22, 2022. See “Description of Liquidity Arrangements.” We are registering the Class A ordinary shares being registered hereby in connection with the sale of such shares to the extent that they are sold to U.S. persons, as defined under Regulation S, or for the account or benefit of U.S. persons.
Neither we nor Image Frame Investment (HK) Limited will receive any proceeds from the lending of the Class A ordinary shares being registered hereby, which will be sold at prevailing market prices at the time of sale in liquidity trades on the Hong Kong Stock Exchange during the liquidity period with delivery expected to occur from time to time in accordance with the rules of the Hong Kong Stock Exchange.
Our American depositary shares, or the ADSs, are listed on the Nasdaq Global Select Market under the symbol “BZ.” Each ADS represents two Class A ordinary shares. On December 15, 2022, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$19.35 per ADS.
Investing in our securities involves risks. See “Risk Factors” beginning on page S-27 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in Beijing Huapin Borui Network Technology Co., Ltd., or the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China primarily through (i) our PRC subsidiaries and (ii) the VIE with which we have maintained contractual arrangements and its subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in China through the VIE and its subsidiaries. The VIE is consolidated for accounting purposes, but is not an entity in which our Cayman Islands holding company, or our investors, own equity. All of our revenues for the years ended December 31, 2019, 2020 and 2021 were contributed by the VIE. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in China. Investors in our ADSs are purchasing equity interest in a holding company incorporated in the Cayman Islands rather than equity interest in the VIE in China. This VIE structure involves unique risks to investors, and investors may never directly hold equity interests in the Chinese operating companies such as the VIE.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The contractual arrangements may not be as effective as direct ownership over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant VIE through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its registered shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. As such, the VIE structure involves unique risks to investors of our holding company. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, and “Risk Factors — Risks Related to Our Corporate Structure” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 11, 2022, or the October Super 6-K, both of which documents are incorporated herein by reference.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2021 Form 20-F, “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the October Super 6-K, and “Risk Factors — Risks Related to Doing Business in China” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC at 9:07 A.M. (Eastern Time) on December 16, 2022, or the December Super 6-K, which is incorporated herein by reference.
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections without the approval of the Chinese authorities, our auditor was historically not inspected by the PCAOB. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On May 28, 2022, the SEC conclusively listed KANZHUN LIMITED as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China mainland and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in China mainland and Hong Kong, we may be identified as a Commission-Identified Issuer accordingly. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections” and “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
KANZHUN LIMITED is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and the VIE and its subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, KANZHUN LIMITED’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and the service fees paid by the VIE and its subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to KANZHUN LIMITED. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and the VIE and its subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Prospectus Supplement Summary — Cash and Asset Flows through Our Organization” in this prospectus supplement.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 16, 2022.

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the registration of certain Class A ordinary shares under the liquidity arrangements as described under “Description of Liquidity Arrangements” and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated December 16, 2022, included in the registration statement on Form F-3 (No. 333-268834), which provides more general information.
You should read this prospectus supplement along with the accompanying prospectus. Both parts of the document contain information you should consider when making your investment decision. You should rely only on the information included or documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor Image Frame Investment (HK) Limited has authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on such different or inconsistent information. The Class A ordinary shares registered hereby will be offered only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference is current only as of the date of the document containing such information. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the lending shareholder’s behalf, to subscribe for and purchase, any of our ADSs or Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:
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“ADSs” refers to the American depositary shares, each of which representing two Class A ordinary shares;

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“CCASS” refers to the Central Clearing and Settlement System established and operated by the Hong Kong Securities Clearing Company Limited

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“CIC” refers to China Insight Industry Consultancy Limited, and “CIC Report” refers to the industry report we commissioned CIC to prepare on our industry and market position in China;

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“Class A ordinary shares” refers to our class A ordinary shares, par value US$0.0001 per share;

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“Class B ordinary shares” refers to our class B ordinary shares, par value US$0.0001 per share;

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“Depositary” refers to Citibank, N.A., the depositary of our ADS program, and “deposit agreement” refers to the deposit agreement among us, the Depositary and our ADS holders and beneficial owners, as mended from time to time;

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“Designated Period” refers to a period of 30 calendar days commencing on the Listing Date;

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“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

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“Hong Kong dollars” or “HK$” refers to the legal currency of Hong Kong;

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“Hong Kong Listing Rules” refers to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Stock Exchange” refers to The Stock Exchange of Hong Kong Limited;

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“Kanzhun,” “we,” “us,” “our company” and “our” refers to KANZHUN LIMITED, our Cayman Islands holding company and its subsidiaries and, in the context of describing our operations and consolidated financial information, the VIE;

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“Listing” or “Introduction” refers to the listing of our Class A ordinary shares on the Main Board of the Hong Kong Stock Exchange by way of introduction and “Listing Date” refers to the date, expected to be on or about December 22, 2022, on which the Class A ordinary shares are to be listed and on which dealings in the Class A ordinary shares are to be first permitted to take place on the Hong Kong Stock Exchange;

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“PRC Legal Adviser” refers to Tian Yuan Law Firm, our legal adviser on PRC law;

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“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares;

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“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

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“VIE” refers to variable interest entity, and “the VIE” refers to Beijing Huapin Borui Network Technology Co., Ltd. References to the VIE may include its subsidiaries, depending on the context as appropriate; and

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“WFOE” refers to wholly foreign-owned enterprise, and “our WFOE” refers to Beijing Glorywolf Co., Ltd.

Capitalized terms used in this prospectus supplement but not defined herein are defined in the accompanying prospectus, in the 2021 Form 20-F that is incorporated herein by reference or in the October Super 6-K or December Super 6-K that are incorporated herein by reference.
Our reporting currency is Renminbi. On December 9, 2022, the exchange rate of Renminbi to U.S. dollars was RMB6.9559 to US$1.00 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi amounts referred to in this prospectus supplement could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate, or at all
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain forward-looking statements that reflect our current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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our mission, goals and strategies;

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our future business development, financial condition and results of operations;

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the expected growth of the online recruitment service industry in China;

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our expectations regarding the prospects of our business model and demand for and market acceptance of our services;

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our expectations regarding maintaining and strengthening our relationships with users, business partners and other stakeholders;

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competition in our industry;

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relevant government policies and regulations relating to our industry, including those related to cybersecurity and data privacy;

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general economic and business conditions globally and in China, including the macroeconomic impact of the COVID-19 pandemic; and

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assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference herein and therein are subject to risks, uncertainties, and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference herein and therein. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
This prospectus supplement contains certain data and information that we obtained from various external publications. Statistical data in these publications also include projections based on a number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference herein and therein for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement or incorporated by reference into this prospectus supplement are made only as of the date of this prospectus supplement or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully. Our 2021 Form 20-F which contains our audited consolidated financial statements as of December 31, 2020 and 2021 and for the years ended December 31, 2019, 2020, and 2021, the October Super 6-K and the December Super 6-K are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from a market research prepared by China Insights Industry Consultancy Limited, or the CIC, which was commissioned by us.
Who We Are
We are the largest online recruitment platform in China in terms of average MAU and online recruitment revenue in 2021 and the six months ended June 30, 2022. We had a market share of 6.1% in the online recruitment industry in terms of online recruitment revenue in the six months ended June 30, 2022, which is the highest among online recruitment platforms. We are also the second largest market participant in China’s recruitment market in terms of recruitment revenue in 2021 and the six months ended June 30, 2022, with a market share of 2.1% and 2.3% in the same periods, respectively. We have pioneered the “direct recruitment model” that captures the essence of real-world recruitment scenario through innovatively embedding two-way communication and two-sided recommendation into the online recruitment process on a mobile-native platform. We were the first in China to adopt the direct recruitment model for the online recruitment industry. Our innovative business model is developed on an approach that is fundamentally different from other existing business models at the time of its inception and has since transformed the online recruitment industry and user behavior in China.
Leveraging the power of our business model and technology innovations, we efficiently connect job seekers and enterprise users and reinvent how they interact with each other, thereby greatly improving their job hunting and recruitment efficiency, which in turn contributed to our business success in terms of scale and growth. Our average MAU reached 25.9 million in the six months ended June 30, 2022. Our verified job seekers, verified enterprise users and verified enterprises reached 100.8 million, 17.2 million and 8.9 million as of June 30, 2022, respectively. Our paid enterprise customers reached 3.8 million in the twelve months ended June 30, 2022. In the six months ended June 30, 2022, our platform generated an average of 3.0 billion chat messages every month.
We have also achieved full user coverage of white and gold-collar users, blue-collar users and college students, and have served a full spectrum of employers, large and small, in numerous industries and from diverse geographical areas. As of June 30, 2022, white and gold-collar users, blue-collar users, and college students as percentage of our job seeker user base reached 54.5%, 29.3% and 16.2%, respectively. We serve all of the 2021 Fortune China 500 companies. Out of the total number of verified enterprises we served, 84.6% had less than 100 employees as of June 30, 2022, respectively.
Pain Points Our Industry Faces
Recruitment services market is the fastest-growing segment in China’s human resource services market between 2021 and 2026 with a CAGR of 18.7%. With job seekers and employers increasingly embarking on their job hunting and recruitment journeys online, China’s online recruitment market’s size in terms of revenue is expected to increase from RMB71.4 billion in 2021 to RMB250.8 billion in 2026, representing a CAGR of 28.6% between 2021 and 2026. Market participants in China’s online recruitment market primarily include online recruitment platforms, online classifieds, online portals offered by recruiting agencies and traditional recruiting agencies, such as headhunting firms and recruitment process outsourcing agencies.
The online recruitment industry in China has traditionally suffered from two pain points: job seekers find it difficult to locate suitable job positions, and employers find it hard to secure suitable job candidates. Job seekers and employers yearn for a new platform that can deliver unprecedented efficiency.
These pain points have been caused by the following three common characteristics of the traditional industry players.

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Resume centric.   Traditional resume centric model provides limited functionality beyond submission and downloading of resumes. Information flows one way, only from job seekers to employers, via a few pages of stylized introductions, and job seekers often receive tardy responses, if any.

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Search-based.   A search-based model unevenly drives internet traffic towards the top — favoring candidates with stellar credentials and well-known corporations with deep pockets, leaving behind the vast majority of other job seekers and SMEs with substantial unmet demand. This also led to an inability for traditional online recruitment platforms to tap into the blue-collar recruitment market and serve the traditionally underserved SME employers.

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Limited user coverage.   Because of traditional models’ inability to provide customized and accurate recommendations, they are forced to limit their user coverage and focus on serving only a subset of users.

Cognizant of the industry pain points and their root causes, our founders set out eight years ago to create a transformative mobile-native product “BOSS Zhipin” that is communication-oriented, provides feed-based recommendation and attracts a full spectrum of users. Our innovative business model has proven to be more efficient and effective, delivering better outcomes for both job seekers and enterprises, which in turn contributes to our rapid growth and industry leading position.
Our Platform
We connect job seekers and enterprise users in an efficient and seamless manner mainly through our highly interactive BOSS Zhipin mobile app, a mobile-native online recruitment platform that promotes instant direct chats between enterprise users and job seekers, delivers accurate matching results, and is powered by proprietary algorithms and big data insights. We are relentlessly focused on enhancing user experience by delivering efficient, intuitive and convenient experience to them throughout the recruitment cycle.
Our Platform Participants
Job seekers:   We have a large and fast growing pool of job seekers consisting of white and gold-collar users, blue-collar users and college students.
Enterprise users:   We serve an extensive network of employers covering small, mid-sized and large businesses across a broad range of industries and diverse geographic areas. Enterprise users of our platform include Bosses and recruiting professionals (more than one enterprise users of the same employer could register an account with us).
Bosses:   Bosses refer to executives or middle-level managers of large enterprises and SMEs and micro business owners, who are the key decision makers that can better assess candidates’ capabilities, including their soft skills and cultural fit, and more efficiently identify the best people for their businesses. We get the Bosses involved on our platform since our inception. Our innovative model facilitates direct interaction between job seekers and Bosses, fulfils the undiscovered demands of hiring decision makers to directly participate in the recruiting process at an early stage, and allows us to amass a large number of Bosses. As of June 30, 2022, 65.7% of our verified enterprise users were Bosses.
Recruiting professionals:   We also serve recruiting professionals, including human resource officers and specialized hiring function employees of an employer, headhunters and hiring staff from human resource agencies.

Our innovative business models and robust technology generate significant network effects. As we bring more job seekers to our platform, we gather more meaningful user data from extensive user interaction facilitated by our direct recruitment model. Underpinned by our robust recommendation system, our data insights on jobs and user preferences translate to more accurate job and candidate matching results and better user experience, thereby attracting more job seekers. More employers also join our platform to access our large and diverse job seeker base, bringing more job opportunities for our job seekers. These together build a double-sided network that continue to fuel our growth and success.
Our Services
Our services are purposely designed for improving job hunting and recruitment efficiency to elevate user experience.
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For enterprise users.   We provide direct recruitment services that allow enterprise users to post jobs, receive personalized candidate recommendations, engage in direct communication and receive resume upon mutual consent. We also offer an expanding range of value-added tools to further enhance recruitment efficiency.

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For job seekers.   We provide job seeking services that allow job seekers to receive job recommendations, initiate direct chats and deliver resumes upon mutual consent. We also provide value-added tools that help them better prepare for their job hunt.

Strengths
We believe the following strengths contribute to our success.
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Largest online recruitment platform in China with full user coverage and strong network effects

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Innovative business model delivering higher recruitment efficiency and driving rapid expansion

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High-quality user experience bringing about user loyalty and brand recognition

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Industry-leading technology fueling accurate recommendations

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Multipronged go-to-market strategy that best serves diverse user demands

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Visionary management team with deep industry experience

Strategies
We seek to connect and empower job seekers and enterprise users through technology and innovation. We plan to attract more users, including both job seekers and enterprise users to our platform, further enhance our user experience, and improve our brand equity by focusing on the following key growth strategies.
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Further increase our presence in different user groups, industries and regions

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Increase the coverage of our services to provide more service offerings

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Build a human resources service ecosystem to serve individual and enterprise users’ diverse needs

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Continue to invest in technological innovations and deepen our data insights

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Further enhance our data and infrastructure security

Summary of Risk Factors
Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:
Risks Relating to Our Business and Industry
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If we fail to implement new technologies, develop and provide innovative features and services, respond to evolving user preferences, enhance user friendliness of our online recruitment platform, or optimize our technology systems, we may not be able to improve user experience, which may have a material and adverse effect on our user growth and retention, business, financial condition and results of operations.

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Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands cost-effectively, or the recognition of our brands is adversely affected by any negative publicity concerning us or our directors, management, shareholders or business partners, our reputation and operating results may be harmed.

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We face significant competition in China’s dynamic online recruitment service market, and potential market entries by established players from other industries may make competition even more fierce. Our market share, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.

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We have a limited operating history and generated net losses in 2019, 2020 and 2021 and negative operating cash flow in 2019, and we may not be able to sustain and manage our growth, control our costs and expenses, implement our business strategies or achieve profitability in the future. Any new product or service we may launch and any new market sectors we may enter will come with additional risks.

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If our technology capabilities fail to yield satisfactory results or fail to improve, our online recruitment platform may not be able to effectively match our job seekers with suitable enterprise users or to optimally recommend services for our users, and our user growth, retention, results of operations and business prospects may suffer consequently.

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A slowdown or adverse development in the Chinese or global economy may lower the hiring willingness and budget of our current and potential enterprise users, adversely affecting the demand for our services and our business in general.

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Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

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Our users may engage in intentional or negligent misconduct or other improper activities on our online recruitment platform or otherwise misuse our online recruitment platform, which may damage our brand image and reputation, our business and our results of operations.

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We are exposed to potential legal liabilities associated with the recruitment process, which may have a material adverse effect on our business and results of operations.

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Because we store and process data, some of which contains sensitive personal information, we face concerns over the collection, improper use or disclosure of personal information, which could deter current and potential users from using our services, damage our reputation, result in legal liability, bring regulatory scrutiny, and in turn materially and adversely affect our business, financial condition and results of operations.

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Our business is subject to complex and evolving PRC laws and regulations regarding cybersecurity and information security. Any failure or perceived failure to comply with these laws and regulations could result in penalties, claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

Risks Relating to Our Corporate Structure
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We are a Cayman Islands holding company with no equity ownership in the VIE and we conduct our operations in China primarily through the VIE, with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, the VIE and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.

•
The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control.

•
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

Risks Relating to Doing Business in China
•
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

•
Uncertainties with respect to the PRC legal system could adversely affect us.

•
The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs.

•
The approval of or filing and reporting with the China Securities Regulatory Commission or other PRC government authorities may be required in connection with our overseas offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or reporting procedures.

•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections.

•
Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to Our Shares and ADSs
•
The trading price of the ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our ADSs may view as beneficial.

•
The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares and/or ADSs.

Risks Related to the Dual Listing
•
An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly and the effectiveness of the bridging and liquidity arrangements might be limited.

•
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.

•
Exchange between our Class A ordinary shares and ADSs may adversely affect the liquidity or trading price of each other.

Corporate History and Structure
We commenced operations by setting up Beijing Huapin Borui Network Technology Co., Ltd., or the VIE, in December 2013. Our holding company, KANZHUN LIMITED, was incorporated in January 2014 to facilitate offshore financing.
In February 2014, KANZHUN LIMITED established a wholly owned subsidiary in Hong Kong, Techfish Limited. In May 2014, Techfish Limited established a wholly owned subsidiary in China, Beijing Glorywolf Co., Ltd., or our WFOE. In May 2014, our WFOE entered into a series of contractual arrangements with the VIE and its sole shareholder then. The contractual arrangements with the VIE were subsequently replaced and superseded by updated agreements as a result of change in the VIE’s shareholders in December 2014, June 2016, February 2017, and February 2020.
In June 2021, we listed our ADSs on the Nasdaq Global Select Market under the symbol “BZ.”
The following diagram illustrates our corporate structure, including our significant subsidiaries and the VIE, as of the date of this prospectus supplement:

KANZHUN LIMITED
(Cayman Islands)
Techfish Limited
(Hong Kong)
Outside PRC
Inside PRC
Beijing Glorywolf Co., Ltd.
("Our WFOE")
Beijing Huapin Borui Network
Technology Co., Ltd.(1)
(the "VIE")
Equity interest (100% unless otherwise indicated)
Contractual arrangements

Notes:
(1)
Shareholders of the VIE and their respective shareholdings in the VIE and relationships with our company are (i) Mr. Peng Zhao 99.5%, our Founder, Chairman and Chief Executive Officer; and (ii) Ms. Xu Yue 0.5%, our employee.

Impact of COVID-19 on Our Operations
The ongoing COVID-19 pandemic has severely impacted China and the rest of the world, and has resulted in quarantines, travel restrictions, the temporary closure of offices and facilities and cancelation of public activities, among others.
Recently, there has been a recurrence of COVID-19 outbreaks in certain cities and provinces of China, including, among others, Shanghai, Beijing, Shenzhen, Chengdu and Zhengzhou due to the COVID-19 variants, which delayed the recovery of consumption and services. Although the COVID-19 pandemic accelerated the existing trend of bringing the recruitment process online and increased the market penetration of online recruitment platforms, the impact from the COVID-19 has reduced the employers’ willingness to recruit and their recruitment related budgets, and the combined effect had a negative impact on our business, especially in cities most impacted by the COVID-19 pandemic. For example, our calculated cash billings in Shanghai dropped by 52.4% in April 2022 and by 59.2% in May 2022, as compared to the same periods in 2021. In October 2022, our calculated cash billings in Zhengzhou dropped by 46.8% as compared to the same period in 2021. In addition, we made adjustments to operation hours and instituted work-from-home arrangements. Our directors are of the view that the recent resurgence of the COVID-19 had an adverse impact on our business and results of operations up to December 6, 2022, or the Latest Practicable Date, while such adverse impact, as a whole, had been temporary in nature and will not have a material impact on us in the long run, on the basis that (i) despite some sporadic resurgence in certain areas from time to time, the recruitment demand adversely affected by the COVID-19 recovered in a speedy manner soon after the outbreak in an area is put under control within a relatively short period of time; for instance, compared to the decreases in calculated cash billings in Shanghai in April and May 2022, the calculated cash billings in Shanghai quickly recovered after the resurgence has been effectively controlled: the calculated cash billings in August 2022 decreased by only 6% compared to the same period in 2021, basically returning to a pre-COVID level, and the calculated cash billings in September 2022 increased by 141% compared to May 2022. Similarly, our calculated cash billings in Beijing and Zhengzhou where our operations were negatively impacted quickly recovered after the impact of the outbreak was subsumed. As such, the negative impact in recruitment demand in areas affected by COVID-19 outbreaks tended and is expected to only temporarily impact our business in the relevant areas. Our total calculated cash billings in September 2022 increased by 45.5% compared to that in May 2022; (ii) our business is mainly operated online, which had been less directly impacted by the restrictive measures; and (iii) we have also adopted enhanced hygiene and precautionary measures to prevent infection and transmission of the COVID-19 within our premises and among our staff, see “Business — Impact of COVID-19 on Our Operations” in Exhibit 99.1 to the December Super 6-K for details, which have been relatively effective and ensured that the productivity of our employees were not materially impacted.
To the extent COVID-19 may continue to affect our customers’ ability to pay, customer demand for our services remain uncertain. In addition, with varying levels of temporary restrictions and other measures reinstated in different regions to contain infections, our operations in these regions may be affected when these restrictive measures are in force. As the global pandemic of COVID-19 continues to evolve, we will continue to monitor the COVID-19 situation closely. See “Risk Factors — Risks Relating to Our Business and Industry — The ongoing COVID-19 pandemic could adversely affect our business, results of operations and financial condition” in Exhibit 99.1 to the December Super 6-K.
Recent Developments
Cybersecurity Review
Pursuant to an announcement posted by the Cyberspace Administration of China, or the CAC, on July 5, 2021 relating to the cybersecurity review, our BOSS Zhipin app was required to suspend new user registration in China starting from the date thereof to cooperate with the cybersecurity review and prevent the expansion of risks. We have diligently provided our full cooperation in the national cybersecurity review, rigorously addressed the cybersecurity issues identified in the review process, and have taken comprehensive rectification measures. As approved by the Cybersecurity Review Office of the CAC, we have recommenced new user registration on our BOSS Zhipin app, effective from June 29, 2022.
We recorded MAU of 32.4 million, 32.5 million and 32.1 million in July, August and September 2022, respectively, representing growth of 3.0%, 15.0% and 20.8%, as compared to the same periods in 2021, respectively. We recorded average DAU as percentage of MAU of 27.5%, 27.7% and 27.7% in July, August and September 2022, respectively, representing growth of 0.0%, 0.4% and 0.0%, as compared to the same periods in 2021, respectively. From the date we recommenced new user registration to September 30, 2022, we recorded approximately 14.0 million newly verified users.
Financial Results for the Nine Months Ended September 30, 2022
The selected unaudited consolidated results of operations for the nine months ended September 30, 2021 and 2022 and the cash flow data for the nine months ended September 30, 2022 have been derived from our unaudited interim condensed financial statements as of and for the nine months ended September 30, 2022 in Exhibit 99.2 of our current report on Form 6-K furnished to the SEC at 8:14 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
The consolidated financial information below should be read in conjunction with, and is qualified in its entirety by reference to, our unaudited interim condensed consolidated financial information for the nine months ended September 30, 2022 and related notes. Our historical results do not necessarily indicate results expected for any future periods, and the results of operations for the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2022.
Summary Results of Operations
The table below sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of our total revenues for the periods presented.

	For the Nine Months Ended September 30,
	2021		2022
	RMB	%	RMB	%
	(unaudited)
	(in thousands, except for percentages)
Revenues
Online recruitment services to enterprise customers	3,137,054	99.0	3,391,648	98.9
Others	31,424	1.0	37,139	1.1
Total revenues	3,168,478	100.0	3,428,787	100.0
Operating cost and expenses
Cost of revenues	(404,863)	(12.8)	(552,466)	(16.1)
Sales and marketing expenses	(1,569,199)	(49.5)	(1,318,843)	(38.5)
Research and development expenses	(623,051)	(19.7)	(888,655)	(25.9)
General and administrative expenses	(1,871,950)	(59.1)	(472,099)	(13.8)
Total operating cost and expenses	(4,469,063)	(141.1)	(3,232,063)	(94.3)
Other operating income, net	10,948	0.3	14,245	0.4
(Loss)/Income from operations	(1,289,637)	(40.8)	210,969	6.1
Investment income	15,791	0.5	31,112	0.9
Financial income, net	6,754	0.2	78,013	2.3
Foreign exchange (loss)/gain	(317)	(0.0)	10,136	0.3
Other (expenses)/income, net	(6,669)	(0.2)	3,682	0.1
(Loss)/Income before income tax expense	(1,274,078)	(40.3)	333,912	9.7
Income tax expense	(30,066)	(0.9)	(41,874)	(1.2)
Net (loss)/income	(1,304,144)	(41.2)	292,038	8.5
Non-GAAP Financial Measure
The table below sets forth a reconciliation of our net (loss)/income to adjusted net income (non-GAAP financial measure) for the periods presented. See “Financial Information — Non-GAAP Financial Measure” in Exhibit 99.1 to the October Super 6-K for more details.
	For the Nine Months Ended September 30,
	2021	2022
	(unaudited)
	(RMB in thousands)
Net (loss)/income	(1,304,144)	292,038
Minus:
Share-based compensation expenses	(1,808,174)	(447,961)
Adjusted net income (non-GAAP financial measure)	504,030	739,999
Revenues
Our revenues increased by 8.2% from RMB3.2 billion for the nine months ended September 30, 2021 to RMB3.4 billion in the nine months ended September 30, 2022. This increase primarily resulted from our continued investment in enhancing our service capabilities. In particular, revenues from key accounts increased by 20.5% from RMB643.1 million in the nine months ended September 30, 2021 to RMB775.0 million in the nine months ended September 30, 2022, and revenues from mid-sized accounts increased by 27.3% from RMB1.1 billion in the nine months ended September 30, 2021 to RMB1.4 billion in the nine months ended

September 30, 2022. The increase was partially offset by the decrease in revenues from small-sized accounts, which was historically driven by new user growth while our new user registration was suspended during most of the nine months ended September 30, 2022. Our key accounts increased by 48.9% from 3,995 in the twelve months ended September 30, 2021 to 5,947 in the twelve months ended September 30, 2022.
Cost of revenues
Our cost of revenues increased by 36.5% from RMB404.9 million for the nine months ended September 30, 2021 to RMB552.5 million in the nine months ended September 30, 2022, primarily driven by (i) an increase of RMB80.4 million in payroll and other employee-related expenses with the increased headcount, particularly in security and operation personnel, (ii) an increase of RMB37.6 million in depreciation and amortization mainly related to servers, and (iii) an increase of RMB28.8 million in server and bandwidth service cost in line with our business growth, partially offset by a decrease of RMB13.6 million in third-party payment processing cost.
Sales and marketing expenses
Our sales and marketing expenses decreased by 16.0% from RMB1.6 billion for the nine months ended September 30, 2021 to RMB1.3 billion in the nine months ended September 30, 2022, primarily attributable to a decrease of RMB463.7 million in advertising expenses resulting from the decreased marketing activities taking into consideration of the suspension of new user registration in the first half year of 2022, partially offset by an increase of RMB201.4 million in payroll and other employee-related expenses for our sales and marketing staff.
Research and development expenses
Our research and development expenses increased by 42.6% from RMB623.1 million in the nine months ended September 30, 2021 to RMB888.7 million in the nine months ended September 30, 2022, which was mainly attributable to an increase of RMB251.7 million in payroll and other employee-related expenses due to increased headcount in research and development personnel and increased share-based compensation expenses.
General and administrative expenses
Our general and administrative expenses decreased by 74.8% from RMB1.9 billion in the nine months ended September 30, 2021 to RMB472.1 million in the nine months ended September 30, 2022. This decrease was mainly attributable to the one-off share-based compensation expenses of RMB1,506.4 million recognized in the second quarter of 2021, related to the issuance of Class B Ordinary Shares to TECHWOLF LIMITED, partially offset by increased payroll and other employee-related expenses with increased headcount.
(Loss)/Income from operations
As a result of the foregoing, we recorded RMB211.0 million of income from operations in the nine months ended September 30, 2022, as compared to a loss from operations of RMB1.3 billion in the nine months ended September 30, 2021.
Income tax expense
We accrued income tax expense of RMB41.9 million in the nine months ended September 30, 2022, as compared to that of RMB30.1 million in the nine months ended September 30, 2021.
Net (loss)/income
We recorded net income of RMB292.0 million in the nine months ended September 30, 2022, as compared to a net loss of RMB1.3 billion in the nine months ended September 30, 2021.
Cash flows
The following table sets forth a summary of our cash flows for the nine months ended September 30, 2022.

For the Nine Months Ended September 30, 2022
(unaudited)
(RMB in thousands)
Net cash generated from operating activities	847,499
Net cash used in investing activities	(2,091,086)
Net cash used in financing activities	(41,278)
Effect of exchange rate changes on cash and cash equivalents	1,101,863
Net decrease in cash and cash equivalents	(183,002)
Cash and cash equivalents at beginning of the period	11,341,758
Cash and cash equivalents at end of the period	11,158,756
Cash position
The balance of cash and cash equivalents and short-term investment was RMB13.9 billion as of September 30, 2022.
Operating activities
Net cash generated from operating activities in the nine months ended September 30, 2022 was RMB847.5 million. The difference between this net cash generated from operating activities and the net income of RMB292.0 million in the same period was due to adjustments for non-cash items that primarily include share-based compensation expenses of RMB448.0 million, amortization of right-of-use assets of RMB106.5 million and depreciation and amortization expenses of RMB98.0 million, partially offset by cash used for an increase in working capital mainly resulting from a decrease of RMB104.4 million in operating lease liabilities and a decrease of RMB71.5 million in other payables and accrued liabilities partially offset by an increase of RMB80.1 million in deferred revenue and a decrease of RMB30.8 million in prepayments and other current assets.
Investing activities
Net cash used in investing activities in the nine months ended September 30, 2022 was RMB2.1 billion, primarily due to purchase of short-term investments of RMB3.8 billion, partially offset by proceeds from maturity of short-term investments of RMB2.0 billion.
Financing activities
Net cash used in financing activities in the nine months ended September 30, 2022 was RMB41.3 million, primarily attributable to RMB279.4 million of repurchase of Class A ordinary shares, partially offset by proceeds of RMB238.1 million from the exercise of share options.
Outlook
We expect to record a net loss and a significant decrease in adjusted net income (non-GAAP financial measure) in 2022, primarily due to (i) slower revenue growth because of the macroeconomic uncertainties, resurgence of COVID-19 in certain areas in China, and that the revenues from the new users registered in the second half of 2022 may take some time to ramp up, (ii) higher payroll and employee-related expenses as we continue to increase headcount in our research and development team in particular to build our core capabilities and improve our services, as well as headcount in our sales and security teams, and (iii) higher sales and marketing expenses as a percentage of total revenues in 2022 as we have invested, and plan to continue to invest in advertising activities, including the sponsorship of major events, after the resumption of our new user registration to further enhance our brand awareness and facilitate our user growth in the long-term. While the expenses for such promotional advertising activities are recognized in 2022, we do view these investments on our branding as having long-term impacts on the brand equity for our users and customers.

Recent Regulatory Developments
Regulatory Developments Related to our Business Operations
On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, or the Data Security Law, which took effect in September 2021. On August 20, 2021, the State Council promulgated the PRC Personal Information Protection Law, or the PIPL, effective from November 1, 2021. See “Regulations — Regulations Relating to Privacy Protection” in Exhibit 99.1 to the December Super 6-K.
On July 30, 2021, the PRC State Council promulgated the Regulations on Security Protection of Critical Information Infrastructure, effective on September 1, 2021, which set out the definition of critical information infrastructure. As of the date of this document, no detailed implementation rules have been issued by the relevant governmental authorities, and we have not been informed by any governmental authority that we are a critical information infrastructure operator.
On December 28, 2021, the Cyberspace Administration of China, or the CAC, the National Development and Reform Commission, or the NDRC, the Ministry of Industry and Information Technology of the PRC, or the MIIT, and several other PRC governmental authorities jointly issued the revised Cybersecurity Review Measures which became effective on February 15, 2022, pursuant to which, among other things, a critical information infrastructure operator shall apply for cybersecurity review to the Cybersecurity Review Office of the CAC if it anticipates that its procurement of network products and services affect or may affect national security after the network products and services being put into us. See “Regulation — Regulations Relating to Information Security and Censorship” in Exhibit 99.1 to the December Super 6-K for details, including the initiatives we have undertaken and our PRC Legal Adviser’s view.
In addition, on November 14, 2021, the CAC published draft Regulations on the Administration of Network Data Security (solicitation for comment), or the Draft Regulations on Network Data Security, for public comments, which provides that data processors conducting certain activities shall apply for cybersecurity review. See “Regulations — Regulations Relating to Information Security and Censorship” in Exhibit 99.1 to the December Super 6-K for details, including our PRC Legal Adviser and director’s view.
On July 7, 2022, the CAC issued the Measures for the Security Assessment of Outbound Data Transfers, which became effective on September 1, 2022.
Our directors and PRC Legal Advisers are of the view that, during 2020 and 2021 and up to the date of this prospectus supplement, based on the analysis detailed in “Regulations — Regulations Relating to Information Security and Censorship” and “Business — Data Privacy and Security,” each in Exhibit 99.1 to the December Super 6-K, we had not been and were not involved in any non-compliance incident related to data privacy and security, which, individually or in the aggregate, have had or are reasonably likely to have a material and adverse, financial or operational, impact on the Group, and we are in compliance with applicable laws and regulations on cybersecurity, data security and personal data protection in all material respects in the PRC, and if the Draft Regulations on Network Data Security were implemented in the current form, our directors and our PRC Legal Advisers do not foresee any material impediments for us to comply with the requirements under the Draft Regulations on Network Data Security in all material aspects. In addition, our directors believe that the aforementioned laws and regulations did not and will not materially affect our Group’s operations and financial performance.
See “Regulations — Regulations Relating to Information Security and Censorship” in Exhibit 99.1 to the December Super 6-K for further details.
Regulatory Developments on Overseas Offering and Listing
Cybersecurity and Data Privacy
According to the Cybersecurity Review Measures, online platform operators possessing personal information of more than one million users seeking to be listed on a foreign stock exchange must apply for a cybersecurity review. Our PRC Legal Adviser is of the view that the term of “listing on a foreign stock exchange” under the revised Cybersecurity Review Measures does not include “listing in Hong Kong,” and therefore we are not subject to the mandatory obligation of ex ante application for cybersecurity review for the Listing.
Pursuant to Article 13 of the Draft Regulations on Network Data Security, data processors shall, in accordance with relevant laws and regulations, apply for cybersecurity review for their listing in certain circumstances. See “— Regulatory Developments Related to our Business Operation” for our Director and PRC Legal Adviser’s view.
CSRC Procedures
On December 24, 2021, the CSRC issued the draft Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Provisions, and the draft Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies, or the Draft Administration Measures, for public comments. Pursuant to these drafts, overseas offering and/or listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC within three business days after submitting its application documents by the issuer or its designated principal domestic operating entity. See “Risk Factors — Risks Related to Doing Business in China — The approval of or filing and reporting with the China Securities Regulatory Commission or other PRC government authorities may be required in connection with the Introduction under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and reporting procedures” in Exhibit 99.1 to the December Super 6-K and “Regulations — Regulations on Overseas Offering and Listing” in Exhibit 99.1 to the December Super 6-K for more details.
Based on the analysis detailed in “Regulations — Regulations on Overseas Offering and Listing” in Exhibit 99.1 to the December Super 6-K, if these draft regulations become effective in their current form before the Listing, our directors and PRC Legal Adviser (i) do not foresee any material legal impediment for us to comply with these requirements or complete the filing with the CSRC in all material respects; (ii) do not foresee these regulations to have any material adverse impact on our business operations, Contractual Arrangements and the Listing; (iii) are of the view that the Contractual Arrangements are expected to remain compliant.
Class Action
We and certain of our officers and directors have been named as defendants in a putative securities class action filed on July 12, 2021. In September 2022, with the aid of a mediator, the parties reached a tentative agreement in principle to settle the case, which is a subsequent event after June 30, 2022. As a result of such tentative agreement in principle to settle, we recorded a contingent liability in our consolidated statements as of and for the six months ended June 30, 2022. On November 10, 2022, the Court granted preliminary approval of the parties’ settlement agreement, pursuant to which, without any admission or finding of any wrongdoing on the part of any of the Defendants, the parties agreed that, in consideration of Kanzhun’s payment of US$2.25 million, all actual and potential claims and causes of action that have been or could have been alleged against Kanzhun and the individual defendant are resolved and discharged and precluded from being raised again in any future action. See “Business — Legal Proceedings and Compliance” in Exhibit 99.1 to the December Super 6-K. See also “Directors and Senior Management — Directors — Legal proceedings involving certain Directors” in Exhibit 99.1 to the December Super 6-K for other class action lawsuits involving our directors.
Our Dual Class Voting Structure
Pursuant to our currently effective memorandum and articles of association, our authorized share capital consists of Class A ordinary shares and Class B ordinary shares (with certain shares remaining undesignated, with power for our directors to designate and issue such classes of shares as they think fit). Holders of Class A ordinary shares are entitled to one vote per share, while holders of Class B ordinary shares are entitled to 15 votes per share. Under our fifteenth amended and restated memorandum and articles of association adopted in our annual general meeting of shareholders held on December 14, 2022, which is conditional upon and with effect from the consummation of the Listing, we have a dual class voting structure under which our share capital comprises Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitles the holder to exercise one vote, and each Class B ordinary share entitles the holder to exercise ten votes, respectively, on any matters subject to the vote at general meetings of the Company, subject to certain reserved matters to be voted on a one vote per share basis, which include (i) any amendment to our memorandum or articles of association, including the variation of the rights attached to any class of shares, (ii) the appointment, election or removal of any independent non-executive director, (iii) the appointment or removal of our auditors, and (iv) the voluntary liquidation or winding-up of our company.
Immediately upon the completion of the Introduction, the WVR Beneficiary will be Mr. Peng Zhao, who will beneficially own an aggregate of 140,830,401 Class B ordinary shares, representing (i) approximately 66.1% of the voting rights in our company with respect to shareholder resolutions relating to matters other than certain reserved matters; and (ii) approximately 16.3% with respect to shareholder resolutions relating to the reserved matters. Mr. Zhao and the holding vehicle entity through which he holds his interest in and the intermediary company through which Mr. Zhao has an interest in our company, namely TECHWOLF LIMITED, are a group of controlling shareholders of our company after the Listing.
Prospective investors are advised to be aware of the potential risks of investing in companies with dual class voting structures, in particular that interests of the holders of Class B ordinary shares may not necessarily always be aligned with those of our shareholders as a whole, and that the holders of Class B ordinary shares will be in a position to exercise their higher voting power to influence the affairs of our company and the outcome of shareholders’ resolutions, irrespective of how other shareholders vote. See “Risk Factors — Risks Related to Our Shares and ADSs — Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our ADSs may view as beneficial” in Exhibit 99.1 to the December Super 6-K.
Application for the Listing on the Hong Kong Stock Exchange
The ADSs were listed and began trading on Nasdaq under the symbol “BZ” on June 11, 2021.
We have applied for a listing of our Class A ordinary shares on the Main Board of the Hong Kong Stock Exchange by way of Introduction under Chapter 7 (Equity Securities) as well as Chapter 8A (Weighted Voting Rights).
We have applied to the Listing Committee of the Hong Kong Stock Exchange for the listing of, and permission to deal in, (i) the Class A ordinary shares in issue; (ii) the Class A ordinary shares to be issued pursuant to our share incentive plans; and (iii) the Class A ordinary shares that are issuable upon conversion of the Class B ordinary shares on a one to one basis.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance standards.
Corporation Information
Our principal executive offices are located at 18/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing 100020, People’s Republic of China. Our telephone number at this address is + 86 10 8462 8340. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. You can also find information on https://ir.zhipin.com. The information contained on our website is not a part of this prospectus supplement.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus supplement, including our 2021 Form 20-F, the October Super 6-K and the December Super 6-K. See “Incorporation of Documents by Reference” in this prospectus supplement.
Our Holding Company Structure and the VIE Contractual Arrangements
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China primarily through (i) our PRC subsidiaries and (ii) the VIE with which we have maintained contractual arrangements and its subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in China through the VIE and its subsidiaries. The VIE is consolidated for accounting purposes, but is not an entity in which our Cayman Islands holding company, or our investors, own equity. All of our revenues for the years ended December 31, 2019, 2020 and 2021 were contributed by the VIE. As used in this prospectus supplement, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in China, Beijing Huapin Borui Network Technology Co., Ltd. Investors in our ADSs are purchasing equity interest in a holding company incorporated in the Cayman Islands rather than equity interest in the VIE in China. This VIE structure involves unique risks to investors, and investors may never directly hold equity interests in the Chinese operating companies such as the VIE.
A series of contractual agreements, including equity pledge agreement, exclusive technology and service co-operation agreement, exclusive purchase option agreement, powers of attorney and spousal consent letters, have been entered into by and among our WFOE, the VIE and its respective shareholders. These contractual arrangements enable us to:
•
receive the economic benefits from the VIE that could be significant to the VIE;

•
have power to direct activities of the VIE that most significantly affect the economic performance of the VIE; and

•
hold an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law.

Accordingly, KANZHUN LIMITED is considered the primary beneficiary of the VIE for accounting purposes under U.S. GAAP and consolidates the VIE’s financial results of operations and assets and liabilities in our consolidated financial statements in accordance with U.S. GAAP. For more details of these contractual arrangements, see “Contractual Arrangements” in Exhibit 99.1 to the October Super 6-K and “Contractual Arrangements” in Exhibit 99.1 to the December Super 6-K.
Neither KANZHUN LIMITED nor its investors have an equity ownership in, direct foreign investment in, or control through such ownership or investment of, the VIE, and the contractual arrangements are not equivalent to equity ownership in the business of the VIE. Therefore, the contractual arrangements may not be as effective as direct ownership over the VIE and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant VIE through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control” in our 2021 Form 20-F for details.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its registered shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC laws and regulations relating to the relevant industries, or if these laws and regulations or the interpretation of existing laws and regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law” in our 2021 Form 20-F for details.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2021 Form 20-F, “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the October Super 6-K and “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the December Super 6-K.
PRC government’s authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Form 20-F.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our 2021 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries and the VIE in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our PRC subsidiaries, the VIE and its subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, the VIE in China, including, among others, the Value-added Telecommunications Business Operation License for information services via internet, or ICP License, Human Resource Services License, and other relevant permits required for operating our business. We are required to but have not obtained the Audio-Visual License for providing internet audio-visual program services through our online recruitment platform, including providing certain short educational videos for users, providing in-app streaming interviewing and allowing users to upload and share short career-related videos. We do not consider such services to be material to our business and the revenues generated through the provision of such services account for an insignificant portion of our total revenues. We are not eligible to apply for an Audio-Visual License under the current regulatory regime, because we are not a wholly state-owned or state-controlled entity as required for this license under PRC law. For more detailed information, see “Risk Factors — Risks Relating to Our Business and Industry — Any lack of or failure to maintain requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations, and compliance with applicable laws or regulations may require us to obtain additional approvals or licenses or change our business model” in Exhibit 99.1 to the December Super 6-K. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future.
Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Accordingly, there have been certain new or draft laws, regulations in relation to cybersecurity and data privacy, offerings conducted overseas by, and foreign investment in, China-based issuers (the “New Regulations”). For more detailed information, see “Regulations — Regulations on Overseas Offering and Listing” and “Regulations — Regulations Relating to Information Security and Censorship” in Exhibit 99.1 to the December Super 6-K. According to the New Regulations, if enacted as currently proposed as applicable to draft laws and regulations, we may be required to fulfill filing, reporting procedures and obtain approval from the CSRC, in connection with follow-on offering and other equivalent overseas offering activities in an overseas market, and may be required to go through cybersecurity review by the CAC in respect of our data processing activities. If the New Regulations are enacted as currently proposed and we fail to obtain the relevant approval or complete other filing procedures thereof, for the Listing or any future overseas offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — The approval of or filing and reporting with the CSRC or other PRC government authorities may be required in connection with our overseas offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or reporting procedures” and “Risk Factors — Risks Relating to Doing Business in China — Our business is subject to the complex and evolving laws and regulations in China. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business” in our Exhibit 99.1 to the December Super 6-K.
The Holding Foreign Companies Accountable Act
The HFCAA, which was enacted on December 18, 2020, states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections without the approval of the Chinese authorities, our auditor was historically not inspected by the PCAOB. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On May 28, 2022, the SEC conclusively listed KANZHUN LIMITED as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory

Commission and the Ministry of Finance of China, the Chinese authorities governing inspections and investigations of audit firms based in China, which marks taking the first step toward providing opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China mainland and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. The PCAOB Board vacated its prior 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in China mainland and Hong Kong, we may be identified as a Commission-Identified Issuer accordingly. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections,” as the audit report included in our 2021 Form 20-F incorporated herein by reference was issued prior to the PCAOB being able to conduct inspections, and “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
Cash and Asset Flows through Our Organization
KANZHUN LIMITED transfers cash to its wholly-owned Hong Kong subsidiary, by making capital contributions or providing loans, and the Hong Kong subsidiary transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because KANZHUN LIMITED and its subsidiaries do not have equity ownership of the VIE but maintain contractual arrangements with the VIE and its shareholders, KANZHUN LIMITED and its subsidiaries are not able to make direct capital contribution to the VIE and its subsidiaries, but are permitted to transfer cash to the VIE by loans or by making payment to the VIE for inter-group transactions. KANZHUN LIMITED and its subsidiaries are able to receive funds from the VIE through service fees, rather than receiving dividends.
For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, KANZHUN LIMITED provided capital contributions of RMB11.8 million, RMB25.5 million, RMB74.1 million and RMB19.2 million, respectively, to its subsidiaries; and the Hong Kong subsidiary provided capital contributions of RMB43.0 million, RMB416.3 million, RMB38.8 million and RMB19.7 million, respectively, to its subsidiaries in China. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, KANZHUN LIMITED provided loan financing of RMB184.5 million, RMB411.0 million, RMB16.5 million and RMB628.1 million, respectively, to its subsidiaries; and the WFOE provided loan financing of nil, RMB260.5 million, nil and nil to the VIE, respectively. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, the VIE repaid loan financing of nil, nil, RMB335.0 million and nil, respectively, to the WFOE and the Hong Kong subsidiary; and the WFOE repaid loan financing of nil, nil, RMB16.0 million and nil, respectively, to the Hong Kong subsidiary.
The VIE may also transfer cash to our WFOE by paying service fees according to the exclusive technology and service co-operation agreement between our WFOE and the VIE. Since the VIE’s accumulated deficit had not yet been fully recovered as of December 31, 2019, 2020 and 2021 and June 30, 2022, our WFOE agreed not to charge any service fees from the VIE. As a result, no payments were made by the VIE under this agreement. If there is any amount payable to our WFOE under the exclusive technology and service co-operation agreement in the future, we intend to settle it accordingly.

For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, no assets other than cash were transferred through our organization.
For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, no dividends or distributions were made to KANZHUN LIMITED by our subsidiaries. Under PRC laws and regulations, our PRC subsidiaries and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of our PRC subsidiaries and the VIE, totaling RMB938.0 million (US$140.0 million) as of June 30, 2022. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries and the VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2021 Form 20-F.
KANZHUN LIMITED has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within the Chinese mainland, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Tax calculation(1)
Hypothetical pre-tax earnings(2)	100.0%
Tax on earnings at statutory rate of 25%(3)	(25.0)%
Net earnings available for distribution	75.0%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified.

(2)
The hypothetical pre-tax earnings are assumed to equal taxable income in China, without considering timing differences. Under the terms of contractual agreements with the VIE, our WFOE may charge the VIE for services provided to the VIE. These service fees shall be recognized as expenses of the VIE, with a corresponding amount recorded as service income by our WFOE and eliminated in consolidation. For income tax purposes, our WFOE and the VIE file income tax returns on a separate company basis and the above service fees are tax neutral.

(3)
The VIE qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIE will be distributed as fees to our WFOE under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIE exceed the service fees paid to our PRC subsidiary (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIE could make a non-deductible transfer to our PRC subsidiary for the amounts of the stranded cash in the VIE. This would result in such transfer being non-deductible expenses for the VIE but still taxable income for the PRC subsidiary. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.
Financial Information Related to the VIE
The following tables present our condensed consolidated schedule of financial statements for our holding company KANZHUN LIMITED, the WFOE that is the primary beneficiary of the VIE, the VIE and VIE’s subsidiaries, and other subsidiaries as of the dates presented:
Selected Condensed Consolidated Statements of Comprehensive Loss Information
	For the Year Ended December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	4,259,128	—	4,259,128
Inter-company revenues(1)	—	143	—	—	(143)	—
Third-party operating cost and expenses	(1,537,533)	(93,123)	(1,289)	(3,678,480)		(5,310,425)
Inter-company operating cost and expenses(1)	—	—	—	(143)	143	—
Other operating income, net	—	9	29	14,939	—	14,977
(Loss)/Income from operations	(1,537,533)	(92,971)	(1,260)	595,444	—	(1,036,320)
Other income/(expenses), net	5,011	(829)	5,375	15,216	—	24,773
Share of income from subsidiaries and VIE(2)	461,448	555,248	551,133	—	(1,567,829)	—
(Loss)/Income before income tax expense	(1,071,074)	461,448	555,248	610,660	(1,567,829)	(1,011,547)
Income tax expense	—	—	—	(59,527)	—	(59,527)
Net (loss)/income	(1,071,074)	461,448	555,248	551,133	(1,567,829)	(1,071,074)
	For the Year Ended December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	1,944,359	—	1,944,359
Third-party operating cost and expenses	(606,029)	(30,933)	(3,435)	(2,257,716)	—	(2,898,113)
Other operating income, net	—	—	73	8,776	—	8,849
Loss from operations	(606,029)	(30,933)	(3,362)	(304,581)	—	(944,905)
Other income/(expenses), net	6,815	(1,755)	(3,570)	1,520	—	3,010
Share of loss from subsidiaries and VIE(2)	(342,681)	(309,993)	(303,061)	—	955,735	—
Loss before income tax expense	(941,895)	(342,681)	(309,993)	(303,061)	955,735	(941,895)
Income tax expense	—	—	—	—	—	—
Net loss	(941,895)	(342,681)	(309,993)	(303,061)	955,735	(941,895)

	For the Year Ended December 31, 2019
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	998,720	—	998,720
Third-party operating cost and expenses	(15,709)	(12,028)	(20,046)	(1,465,429)	—	(1,513,212)
Other operating (loss)/income, net	—	(26)	11	2,588	—	2,573
Loss from operations	(15,709)	(12,054)	(20,035)	(464,121)	—	(511,919)
Other income/(expenses), net	9,680	(2)	438	(252)	—	9,864
Share of loss from subsidiaries and VIE(2)	(496,026)	(483,970)	(464,373)	—	1,444,369	—
Loss before income tax expense	(502,055)	(496,026)	(483,970)	(464,373)	1,444,369	(502,055)
Income tax expense	—	—	—	—	—	—
Net loss	(502,055)	(496,026)	(483,970)	(464,373)	1,444,369	(502,055)
Selected Condensed Consolidated Balance Sheets Information
	As of December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	9,875,153	203,523	398,231	864,851	—	11,341,758
Short-term investments	—	—	20,439	864,557	—	884,996
Accounts receivable	—	—	—	1,002	—	1,002
Amounts due from Group companies(3)	1,072,514	42,327	8,809	86,989	(1,210,639)	—
Prepayments and other current assets	231,529	1,043	4,413	494,213	—	731,198
Investments in subsidiaries and VIE(2)	—	403,391	17,549	—	(420,940)	—
Property, equipment and software, net	—	645	100	368,381	—	369,126
Intangible assets, net	—	—	—	458	—	458
Right-of-use assets, net	—	7,797	—	301,288	—	309,085
Other non-current assets	—	—	—	4,000	—	4,000
Total assets	11,179,196	658,726	449,541	2,985,739	(1,631,579)	13,641,623
Accounts payable	—	8	17	52,938	—	52,963
Deferred revenue	—	—	—	1,958,570	—	1,958,570
Other payables and accrued liabilities	3,897	5,816	9,274	626,151	—	645,138
Amounts due to Group companies(3)	74,043	1,072,514	36,859	27,223	(1,210,639)	—
Investment deficit in subsidiaries and VIE(2)	427,200	—	—	—	(427,200)	—
Operating lease liabilities, current	—	3,067	—	124,464	—	127,531
Operating lease liabilities, non-current	—	4,521	—	178,844	—	183,365
Total liabilities	505,140	1,085,926	46,150	2,968,190	(1,637,839)	2,967,567
Total shareholders’ equity/(deficit)(2)	10,674,056	(427,200)	403,391	17,549	6,260	10,674,056
Total liabilities and shareholders’ equity/(deficit)	11,179,196	658,726	449,541	2,985,739	(1,631,579)	13,641,623

	As of December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	3,542,052	101,985	170,967	183,199	—	3,998,203
Short-term investments	—	—	10,895	525,506	—	536,401
Accounts receivable	—	—	—	6,999	—	6,999
Amounts due from Group companies(3)	1,088,812	128,595	218,462	36,859	(1,472,728)	—
Prepayments and other current assets	59,246	132	87	146,244	—	205,709
Property, equipment and software, net	—	—	113	191,242	—	191,355
Intangible assets, net	—	—	—	549	—	549
Right-of-use assets, net	—	—	—	144,063	—	144,063
Total assets	4,690,110	230,712	400,524	1,234,661	(1,472,728)	5,083,279
Accounts payable	—	—	17	41,839	—	41,856
Deferred revenue	—	—	—	1,200,349	—	1,200,349
Other payables and accrued liabilities	3,224	300	(538)	415,273	—	418,259
Amounts due to Group companies(3)	—	1,081,054	19,247	372,427	(1,472,728)	—
Investment deficit in subsidiaries and VIE(2)	1,400,003	549,361	931,159	—	(2,880,523)	—
Operating lease liabilities, current	—	—	—	59,559	—	59,559
Operating lease liabilities, non-current	—	—	—	76,373	—	76,373
Total liabilities	1,403,227	1,630,715	949,885	2,165,820	(4,353,251)	1,796,396
Total mezzanine equity	5,587,000	—	—	—	—	5,587,000
Total shareholders’ deficit(2)	(2,300,117)	(1,400,003)	(549,361)	(931,159)	2,880,523	(2,300,117)
Total liabilities, mezzanine equity and shareholders’ deficit	4,690,110	230,712	400,524	1,234,661	(1,472,728)	5,083,279
Selected Condensed Consolidated Cash Flows Information
	For the Year Ended December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash generated from/(used in) operating activities with third parties(4)	5,644	(81,135)	(232)	1,717,104	—	1,641,381
Investments in subsidiaries(2)	(74,131)	—	(10)	—	74,141	—
Loans to the Group companies(3)	(16,486)	—	—	—	16,486	—
Proceeds from repayments of loans to Group companies(3)	—	96,000	255,000	—	(351,000)	—
Other investing activities with third parties	—	(649)	(10,000)	(591,213)	—	(601,862)
Net cash (used in)/generated from investing activities	(90,617)	95,351	244,990	(591,213)	(260,373)	(601,862)
Capital contribution from Group companies(2)	—	74,131	—	10	(74,141)	—
Loans from Group companies(3)	—	16,486	—	—	(16,486)	—
Repayments of loans from Group companies(3)	—	—	(16,000)	(335,000)	351,000	—
Other investing activities with third parties	6,540,512	—	—	(109,249)	—	6,431,263
Net cash generated from/(used in) financing activities	6,540,512	90,617	(16,000)	(444,239)	260,373	6,431,263

	For the Year Ended December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash (used in)/ generated from operating activities with third parties(4)	(97,125)	(3,566)	2,415	494,187	—	395,911
Investments in subsidiaries(2)	(25,487)	(416,328)	—	—	441,815	—
Loans to the Group companies(3)	(410,983)	—	(260,484)	—	671,467	—
Other investing activities with third parties	1,161,428	(56,617)	(4,938)	(632,568)	—	467,305
Net cash generated from/(used in) investing activities	724,958	(472,945)	(265,422)	(632,568)	1,113,282	467,305
Capital contribution from Group companies(2)	—	25,487	416,328	—	(441,815)	—
Loans from Group companies(3)	—	410,983	—	260,484	(671,467)	—
Other investing activities with third parties	2,882,112	—	—	—	—	2,882,112
Net cash generated from financing activities	2,882,112	436,470	416,328	260,484	(1,113,282)	2,882,112
	For the Year Ended December 31, 2019
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash used in operating activities with third parties(4)	(52,830)	(12,304)	(14,871)	(25,658)	—	(105,663)
Investments in subsidiaries(2)	(11,785)	(43,041)	—	—	54,826	—
Loans to the Group companies(3)	(184,511)	—	—	—	184,511	—
Other investing activities with third parties	(1,133,727)	(18,092)	(5,955)	(66,029)	—	(1,223,803)
Net cash used in investing activities	(1,330,023)	(61,133)	(5,955)	(66,029)	239,337	(1,223,803)
Capital contribution from Group companies(2)	—	11,785	43,041	—	(54,826)	—
Loans from Group companies(3)	—	184,511	—	—	(184,511)	—
Other investing activities with third parties	889,879	—	—	103,596	—	993,475
Net cash generated from financing activities	889,879	196,296	43,041	103,596	(239,337)	993,475

Notes:
(1)
It represents the elimination of inter-company service fees charged by other subsidiaries to the VIE. For the years ended December 31, 2019, 2020 and 2021, the primary beneficiary of the VIE didn’t charge any service fees according to the exclusive technology development, consulting and service agreement.

(2)
It represents the elimination of investments in subsidiaries and the VIE.

(3)
It represents the elimination of inter-company balances and loan financing.

(4)
For the years ended December 31, 2019, 2020 and 2021, there were no inter-company operating cash flows.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks and uncertainties described below, together with the risks described in our 2021 Form 20-F, Exhibit 99.1 to the October Super 6-K, Exhibit 99.1 to the December Super 6-K, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus supplement by reference.
Risks Relating to Doing Business in China
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections.
Our auditor, the independent registered public accounting firm that issues the audit report in our SEC filings, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections and investigations before 2022. As a result, we and investors in our securities are deprived of the benefits of such PCAOB inspections. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. However, the inability of the PCAOB to conduct inspections of auditors in China in the past made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that have been subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
Pursuant to the HFCAA, which was signed into law on December 18, 2020, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong, and our auditor was subject to this determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to secure complete access to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. In accordance with the HFCAA, however, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or completely investigate PCAOB-registered public accounting firms headquartered in China for three consecutive years in the future, or two consecutive years if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. In the event of such prohibition, the Nasdaq may determine to delist our securities.
If our shares and ADSs are prohibited from trading in the United States, such a prohibition would substantially impair the ability of our investors to sell or purchase our ADSs when they wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Class A ordinary shares or ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our shares and ADSs could be prohibited from trading in the United States in a shorter period in the event that we become identified as a Commission-Identified Issuer.
Risks Relating to the Dual Listing
An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly and the effectiveness of the bridging and liquidity arrangements might be limited.
Following the completion of the Introduction, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on Nasdaq might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Introduction. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Introduction, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected. Besides, if we wish to have our Class A ordinary shares traded through Stock Connect in the future, it is unclear whether and when the Class A ordinary shares of our company will be allowed to be traded through Stock Connect, if at all. The failure or any delay of our Class A ordinary shares for trading through Stock Connect will affect mainland Chinese investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.
Throughout the Designated Period, the Designated Dealer and the Alternate Designated Dealer intend to implement certain bridging and liquidity arrangements as set out in the section headed “Description of Liquidity Arrangements.” While such arrangements are expected to contribute towards liquidity to meet demand for our Class A ordinary shares in Hong Kong and to maintain an orderly market, investors should be aware that such bridging and liquidity arrangements are subject to the Designated Dealer’s and the Alternate Designated Dealer’s ability to obtain sufficient numbers of our Class A ordinary shares to meet demand. There is no guarantee that such bridging and liquidity arrangements will attain and/or maintain liquidity in our Class A ordinary shares at any particular level on the Hong Kong Stock Exchange, nor is there any assurance that the price of our Class A ordinary shares in Hong Kong will not exhibit significant volatility.
We also cannot guarantee you that the price at which our Class A ordinary shares are traded on the Hong Kong Stock Exchange will be substantially the same as or similar to the price at which our ADSs are traded on Nasdaq or that any particular volume of our Class A ordinary shares will trade on the Hong Kong Stock Exchange. The bridging and liquidity arrangements being implemented in connection with the Listing are not equivalent to the price stabilization activities which may be undertaken in connection with an initial public offering. The bridging and liquidity arrangements will terminate and cease to continue beyond the Designated Period. Accordingly, there may be volatility in the Hong Kong market after the Designated Period.

The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
The Nasdaq Global Select Market and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of the Class A ordinary shares. Because of the different characteristics of the U.S. and Hong Kong equity markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including the Class A ordinary shares) after the Introduction.
Exchange between our Class A ordinary shares and the ADSs may adversely affect the liquidity or trading price of each other.
The ADSs are currently traded on the Nasdaq Global Select Market. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the Depositary in exchange for the issuance of the ADSs. Any holder of ADSs may also present DSs for cancellation and withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the Depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on the Nasdaq Global Select Market may be adversely affected.
The time required for the exchange between our Class A ordinary shares and the ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the Nasdaq Global Select Market and the Hong Kong Stock Exchange on which the ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Class A ordinary shares in exchange for the ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the Depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS
Neither we nor Image Frame Investment (HK) Limited will receive any proceeds from the lending of the Class A ordinary shares registered hereunder.

CAPITALIZATION
The following table sets forth our capitalization as of September 30, 2022, on an actual basis.
You should read this table in conjunction with our consolidated financial statements and related notes thereto in our 2021 Form 20-F, Exhibit 99.2 of the October Super 6-K, and our current report on Form 6-K furnished to the SEC at 8:14 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), which are incorporated by reference in this prospectus supplement and accompanying prospectus. The translations from RMB to US$ were made at the rate of RMB7.1135 to US$1.00, the noon buying rate on September 30, 2022 as set forth in the H.10 statistical release of the Federal Reserve Board.
	As of September 30, 2022
	RMB	US$
	(unaudited)
	(in thousands)
Shareholders’ equity
Ordinary shares	560	79
Treasury shares	(346,532)	(48,715)
Additional paid-in capital	15,160,206	2,131,188
Accumulated other comprehensive income	895,743	125,921
Accumulated deficit	(3,401,081)	(478,116)
Total shareholders’ equity	12,308,896	1,730,357

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid out of the share premium account if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the dividend is proposed to be paid. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations Relating to Dividend Distributions” in our 2021 Form 20-F.
If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the underlying Class A ordinary shares represented by the ADSs to the Depositary, as the registered holder of such Class A ordinary shares, and the Depositary then will pay such amounts to the ADS holders in proportion to the underlying Class A ordinary shares represented by the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CONVERSION BETWEEN CLASS A ORDINARY SHARES TRADING IN HONG KONG AND ADSS
In connection with the Introduction, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman hare register, will continue to be maintained by Maples Fund Services (Cayman) Limited.
As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong Share Register will be able to deposit their Class A ordinary shares for delivery of ADSs and surrender their ADSs for cancelation and delivery of Class A ordinary shares. To facilitate deposits of Class A ordinary shares with the Depositary for delivery of ADSs for trading on the Nasdaq and surrender of ADSs to the Depositary for cancelation and delivery of Class A ordinary shares for trading on the Hong Kong Stock Exchange, we intend to move all our Class A ordinary shares represented by the ADS from our register of members maintained in the Cayman Islands to our Hong Kong share register.
Converting Class A Ordinary Shares Trading in Hong Kong to ADSs
An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on Nasdaq must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, Citibank, N.A. — Hong Kong (the “Custodian”), in exchange for ADSs. A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If Class A ordinary shares have been deposited with CCASS, the investor must transfer ordinary shares to the Depositary’s account with the Custodian within CCASS by following the CCASS procedures for transfer and deliver to the Custodian instructions for the issuance and delivery of the corresponding ADSs.

•
If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into the CCASS for delivery to the depositary’s account with the Custodian within CCASS, and must deliver to the Custodian instructions for the issuance and delivery of the corresponding ADSs.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the Depositary will issue the corresponding number of ADSs and will deliver the ADSs as instructed by the depositary party.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the Depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the ADSs issuance procedures are completed.
Converting ADSs to Class A Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to convert his or her ADSs into Class A ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for cancelation of the ADSs, and withdrawal of the underlying Class A ordinary shares from the Depositary’s account with the Custodian within the CCASS system to the investor’s Hong Kong stock account. For investors holding ADSs directly, the following steps must be taken:

•
To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs to the Depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the Depositary.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the Depositary will cancel the ADSs and instruct the Custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•
If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for withdrawal of the Class A ordinary shares from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong Share Registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.
For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the Depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for Class A ordinary shares in a CCASS account is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary Requirements
Before the Depositary delivers ADSs or permits withdrawal of Class A ordinary shares, the Depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The Depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the Depositary or our Hong Kong share registrar or Cayman share registrar are closed or at any time if the Depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Ordinary Shares and ADSs should note that the Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

DESCRIPTION OF LIQUIDITY ARRANGEMENTS
Intended Market Arrangements During the Designated Period
Designated Dealers
We have appointed Goldman Sachs (Asia) Securities Limited as the designated securities dealer (designated dealer identity number: 7963) (the “Designated Dealer”) and Haitong International Securities Company Limited (designated dealer identity number: 7964) as the alternate designated securities dealer (the “Alternate Designated Dealer”), each being a regulated entity approved by the Hong Kong Stock Exchange, to carry out below bridging and other trading arrangements in good faith and on arm’s length terms with a view to contributing towards liquidity to meet demand for our Shares in Hong Kong and to maintain an orderly market. The Designated Dealer and the Alternate Designated Dealer have been appointed for a period of 30 calendar days commencing from the Listing Date.
The designated dealer identity numbers have been set up solely for the purposes of carrying out arbitrage trades, covered short-sales and other trades in Hong Kong as described in this document, in order to ensure identification and enhance transparency of such trades in the Hong Kong market. Any change in a designated dealer identity number will be disclosed as soon as practicable by way of announcement on the websites of us and the Hong Kong Stock Exchange as well as our filings with the SEC published on the SEC’s website on or before the first day of the Designated Period.
Bridging and Liquidity Arrangements
For a period of 30 calendar days commencing on the Listing Date (the “Designated Period”), the Designated Dealer, on its own account, will seek to undertake, or, under the circumstance that the trades cannot be undertaken by the Designated Dealer as a result of technical failures, request the Alternate Designated Dealer to undertake, certain trading activities in circumstances as described below. The Designated Period will end on January 20, 2023 (being the period of 30 calendar days from and including the Listing Date). The Alternate Designated Dealer will only undertake trading activities at the request of the Designated Dealer. The Designated Dealer and the Alternate Designated Dealer envisage undertaking the below activities for the purposes of facilitating the trading of our Class A ordinary shares in Hong Kong upon Listing and maintaining an orderly market for our Class A ordinary shares on the Hong Kong Stock Exchange:
(a)
Stock borrowing arrangements.   On December 15, 2022, Goldman Sachs International as borrower, entered into a stock borrowing and lending agreement (the “Stock Borrowing Agreement”) with Image Frame Investment (HK) Limited as lender (the “Lender”) to ensure that the Designated Dealer and/or the Alternate Designated Dealer will have ready access to appropriate quantities of Class A ordinary shares for settlement purposes upon Listing and throughout the Designated Period.

Pursuant to the Stock Borrowing Agreement, the Lender will make available to the borrower stock lending facilities of up to 18,019,352 Class A ordinary shares (the “Borrowed Shares”), or approximately 2.5% of the Class A ordinary shares in issue immediately upon Listing (assuming no additional shares are issued under our share incentive plans before listing and excluding the Class A ordinary shares issued to the Depositary for bulk issuance of ADSs reserved for future issuance upon the exercise or vesting of awards granted under our share incentive plans), on one or more occasions, subject to applicable Laws. The Borrowed Shares will be registered on our Hong Kong share register and admitted into CCASS prior to and upon Listing. Under the Stock Borrowing Agreement, the Borrowed Shares shall be returned to the Lender within 15 business days after the expiry of the Designated Period. To close out their borrowed positions, the Designated Dealer and/or the Alternate Designated Dealer may purchase ADSs from Nasdaq and convert such ADSs into Class A ordinary shares or purchase Class A ordinary shares from the Hong Kong Stock Exchange or use any unutilized Borrowed Shares registered on our Hong Kong share register to transfer to the Lender.
If necessary, the Designated Dealer and/or the Alternate Designated Dealer may repeat the process or alternatively may purchase Class A ordinary shares from the Hong Kong market, in order to provide additional liquidity to meet demand for our Class A ordinary shares in the Hong Kong market during the Designated Period. In the unlikely event that the Borrowed Shares falls short of what is required, the Designated Dealer and the Alternate Designated Dealer will have the option to purchase additional ADSs from the U.S. market and convert these to Class A ordinary shares in Hong Kong in order to further facilitate the liquidity arrangements if necessary.
(b)
During the Designated Period, the Designated Dealer and the Alternate Designated Dealer will closely monitor the trading of our Class A ordinary shares and continue to replenish their Share inventory in the U.S. or Hong Kong market where there is a demand while carrying out the liquidity trades. Once the market opens and during the Continuous Trading Period (as defined in the Rules and Regulations of the Exchange and the Options Trading Rules (“Rules of the Exchange”)), the Designated Dealer and/or the Alternate Designated Dealer will adopt various pre-determined quantitative and other parameters, including continuous monitoring of bid/ask price, closing price, last recorded price, day high/low price, trading volume, intra-day volatility, availability of sell orders in the market, macro backdrop, sector and company related news, in order to form decisions of liquidity arrangements on a real-time basis and to further provide facilitation services to buyers and sellers, and as such, they may sell more stock out of their inventory. The Designated Dealer and/or the Alternate Designated Dealer will monitor the market closely to ensure on a timely basis such sell orders are placed in the market as necessary to provide and facilitate liquidity while maintaining an orderly and fair market. They will consider increasing sell orders while ensuring that they do not artificially push down share price. On the other hand, should supply exceed demand, they may opt to further build up their inventory by purchasing stock from buyers. The Designated Dealer and/or the Alternate Designated Dealer will also work on the set of parameters to provide liquidity arrangements during the Continuous Trading Period (as defined in the Rules of the Exchange). If the Designated Dealer and/or the Alternate Designated Dealer choose to purchase ADSs overnight on Nasdaq, the date of settlement for ADSs is on the second business day following the trade date (T+2). The Designated Dealer and/or the Alternate Designated Dealer can subsequently present ADRs evidencing such ADSs at the office of the Depositary, and send an instruction to cancel such ADSs to the Depositary. Upon payment of fees, expenses, taxes or charges and subject in all cases to the terms of the deposit agreement, the Depositary will instruct its custodian to deliver the Class A ordinary shares underlying the cancelled ADSs to Designated Dealer’s and/or Alternate Designated Dealer’s CCASS participant stock accounts provided in the instruction, in all cases subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. If there is no delay, these Shares will be available the following morning Hong Kong time (T+2) at the earliest for settlement of Shares sold on or after T+2 by the Designated Dealer and/or the Alternate Designated Dealer on the Hong Kong Stock Exchange. While such transfer of Class A ordinary shares take place, the Designated Dealer and/or the Alternate Designated Dealer will utilize Class A ordinary shares borrowed under the Stock Borrowing Agreement for settlement of the sales made in Hong Kong. Alternatively, the Designated Dealer and/or Alternate Designated Dealer may purchase Class A ordinary shares from the Hong Kong market to replenish their Share inventory.

(c)
The Designated Dealer and/or Alternate Designated Dealer will enter into such bridging and liquidity arrangements (including the arbitrage activities) with a view to contributing towards the liquidity of our Class A ordinary shares in Hong Kong, and they intend for such bridging arrangements to constitute proprietary transactions. In light of the above bridging and liquidity arrangements, our company and the Joint Sponsors are of the view that there are adequate and effective precautionary measures in place to facilitate the maintenance of an orderly, informed and fair market in the securities of our company upon and following its Listing in Hong Kong. Other than the Designated Dealer and the Alternate Designated Dealer, trading activities may be carried out by market participants who have access to our Class A ordinary shares. Also, other existing shareholders who have converted their shareholdings into our Class A ordinary shares in Hong Kong upon the commencement of trading can also carry out trades in our Class A ordinary shares to facilitate the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange. Such activities will depend on the number of market participants (other than the Designated Dealer and the Alternate Designated Dealer) who elect to enter into such bridging and liquidity arrangements.

The bridging and liquidity arrangements being implemented in connection with the Listing are not equivalent to the price stabilization activities which may be undertaken in connection with an initial public offering.
It should be noted that each of the Designated Dealer and the Alternate Designated Dealer and any persons acting for it may, in connection with the proposed liquidity activities, maintain a long position in the Class A ordinary shares. There is no certainty regarding the extent, time or the period for which each of the Designated Dealer and the Alternate Designated Dealer and any persons acting for it may maintain such a long position in the Class A ordinary shares. The liquidation of any such long position by the Designated Dealer and the Alternate Designated Dealer or any persons acting for it may have an adverse impact on the market price of the Class A ordinary shares.
There are no restrictions on existing shareholders to dispose of their Shares under Hong Kong laws. Under the Hong Kong Listing Rules, apart from the restrictions under Rules 9.09(b) (in which a waiver has been sought and obtained from the Hong Kong Stock Exchange) and 10.07 of the Listing Rules, there are no other restrictions on existing shareholders in relation to the disposal of Shares.
In making sales of shares registered hereunder on the Hong Kong Stock Exchange to U.S. persons, as defined under Regulations S, or for the account or benefit of U.S. persons, the Designated Dealer and the Alternative Designated Dealer may be deemed to be underwriters within the meaning of the U.S. Securities Act.
Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Haitong International Securities Company Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations.
We have agreed to provide indemnification and contribution to the Designated Dealer and the Alternate Designated Dealer against certain liabilities, including liabilities under the U.S. Securities Act.
The Designated Dealer and the Alternate Designated Dealer and their respective affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters as to Hong Kong law. The designated dealers are being represented by Clifford Chance US LLP with respect to certain legal matters of United States federal securities law and New York State law. We are being represented by Clifford Chance with respect to certain legal matters as to Hong Kong law. The validity of the Class A ordinary shares registered hereby and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm and for the designated dealers by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law. Clifford Chance US LLP and Clifford Chance may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.zhipin.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement.
This prospectus supplement is part of a registration statement we filed with the SEC, using a “shelf” registration process under the Securities Act, relating to the securities to be lent by the lending shareholders. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities the lending shareholders are lending. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information.
We incorporate by reference the documents listed below in this prospectus supplement:
•
Our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022, or our 2021 Form 20-F;

•
the description of the securities contained in our registration statement on Form F-1 originally filed with the SEC on May 21, 2021, as amended, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on October 11, 2022 (File No. 001-40460), including Exhibit 99.1 titled “KANZHUN LIMITED Supplemental and Updated Disclosures,” or the October Super 6-K;

•
Exhibit 3.1 to our current report on Form 6-K furnished to the SEC on December 14, 2022 (File No. 001-40460), which sets forth our fifteenth amended and restated memorandum and articles of association conditional upon and with effect from the consummation of the proposed listing on The Stock Exchange of Hong Kong Limited;

•
our current report on Form 6-K furnished to the SEC at 9:07 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), including Exhibit 99.1 titled “KANZHUN LIMITED Supplemental and Updated Disclosures,” or the December Super 6-K;

•
our current report on Form 6-K furnished to the SEC at 8:14 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), including Exhibit 99.1 titled “Unaudited Interim Condensed Consolidated Financial Statements of KANZHUN LIMITED as of and for the Six Months Ended June 30, 2022” and Exhibit 99.2 titled “Unaudited Interim Condensed Consolidated Financial Statements of KANZHUN LIMITED as of and for the Nine Months Ended September 30, 2022”; and

•
With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
KANZHUN LIMITED
18/F, GrandyVic Building
Taiyanggong Middle Road
Chaoyang District, Beijing 100020
People’s Republic of China
Attention: Investor Relations

PROSPECTUS
KANZHUN LIMITED
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. We will not receive any proceeds from the sale of our Class A ordinary shares or ADSs by selling shareholders (if any).
We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 46 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “BZ.” Each ADS represents two Class A ordinary shares. On December 15, 2022, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$19.35 per ADS.
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” starting on page 27 of this prospectus, included in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in Beijing Huapin Borui Network Technology Co., Ltd., or the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China primarily through (i) our PRC subsidiaries and (ii) the VIE with which we have maintained contractual arrangements and its subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in China through the VIE and its subsidiaries. The VIE is consolidated for accounting purposes, but is not an entity in which our Cayman Islands holding company, or our investors, own equity. All of our revenues for the years ended December 31, 2019, 2020 and 2021 were contributed by the VIE. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in China. Investors in our ADSs are purchasing equity interest in a holding company incorporated in the Cayman Islands rather than equity interest in the VIE in China. This VIE structure involves unique risks to investors, and investors may never directly hold equity interests in the Chinese operating companies such as the VIE.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIE. The contractual arrangements may not be as effective as direct ownership over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant VIE through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its registered shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. As such, the VIE structure involves unique risks to investors of our holding company. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2021, or our 2021 Form 20-F, and “Risk Factors — Risks Related to Our Corporate Structure” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on October 11, 2022, or the October Super 6-K, both of which documents are incorporated herein by reference.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, please refer to “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” in the 2021 Form 20-F, “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the October Super 6-K, and “Risk Factors — Risks Related to Doing Business in China” in Exhibit 99.1 to our current report on Form 6-K furnished to the SEC at 9:07 A.M. (Eastern Time) on December 16, 2022, or the December Super 6-K, which is incorporated herein by reference.
The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections without the approval of the Chinese authorities, our auditor was historically not inspected by the PCAOB. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On May 28, 2022, the SEC conclusively listed KANZHUN LIMITED as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China mainland and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in China mainland and Hong Kong, we may be identified as a Commission-Identified Issuer accordingly. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections” and “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the Holding Foreign

Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
KANZHUN LIMITED is a holding company with no operations of its own. We conduct our operations in China primarily through our subsidiaries and the VIE and its subsidiaries in China. As a result, although other means are available for us to obtain financing at the holding company level, KANZHUN LIMITED’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries and the service fees paid by the VIE and its subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to KANZHUN LIMITED. In addition, under PRC laws and regulations, our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Furthermore, our PRC subsidiaries and the VIE and its subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. For more details, see “Our Company — Cash and Asset Flows through Our Organization” in this prospectus.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. The names of any underwriters will be stated in the applicable prospectus supplement.
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 16, 2022

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•
“ADSs” refers to the American depositary shares, each of which representing two Class A ordinary shares;

•
“CIC” refers to China Insight Industry Consultancy Limited, and “CIC Report” refers to the industry report we commissioned CIC to prepare on our industry and market position in China;

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“Class A ordinary shares” refers to our class A ordinary shares, par value US$0.0001 per share;

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“Class B ordinary shares” refers to our class B ordinary shares, par value US$0.0001 per share;

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“Kanzhun,” “we,” “us,” “our company” and “our” refers to KANZHUN LIMITED, our Cayman Islands holding company and its subsidiaries and, in the context of describing our operations and consolidated financial information, the VIE;

•
“shares” or “ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares;

•
“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States;

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“VIE” refers to variable interest entity, and “the VIE” refers to Beijing Huapin Borui Network Technology Co., Ltd. References to the VIE may include its subsidiaries, depending on the context as appropriate; and

•
“WFOE” refers to wholly foreign-owned enterprise, and “our WFOE” refers to Beijing Glorywolf Co., Ltd.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.
We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
Our reporting currency is Renminbi. On December 9, 2022, the exchange rate of Renminbi to U.S. dollars was RMB6.9559 to US$1.00 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi amounts referred to in this prospectus could have been, or could be, converted into U.S. dollars, as the case may be, at any particular rate, or at all.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:
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our mission, goals and strategies;

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our future business development, financial condition and results of operations;

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the expected growth of the online recruitment service industry in China;

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our expectations regarding the prospects of our business model and demand for and market acceptance of our services;

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our expectations regarding maintaining and strengthening our relationships with users, business partners and other stakeholders;

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competition in our industry;

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relevant government policies and regulations relating to our industry, including those related to cybersecurity and data privacy;

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general economic and business conditions globally and in China, including the macroeconomic impact of the COVID-19 pandemic; and

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assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus, the documents incorporated by reference herein, and any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

OUR COMPANY
Who We Are
We are the largest online recruitment platform in China in terms of average MAU and online recruitment revenue in 2021 and the six months ended June 30, 2022. We had a market share of 6.1% in the online recruitment industry in terms of online recruitment revenue in the six months ended June 30, 2022, which is the highest among online recruitment platforms. We are also the second largest market participant in China’s recruitment market in terms of recruitment revenue in 2021 and the six months ended June 30, 2022, with a market share of 2.1% and 2.3% in the same periods, respectively. We have pioneered the “direct recruitment model” that captures the essence of real-world recruitment scenario through innovatively embedding two-way communication and two-sided recommendation into the online recruitment process on a mobile-native platform. We were the first in China to adopt the direct recruitment model for the online recruitment industry. Our innovative business model is developed on an approach that is fundamentally different from other existing business models at the time of its inception and has since transformed the online recruitment industry and user behavior in China.
Leveraging the power of our business model and technology innovations, we efficiently connect job seekers and enterprise users and reinvent how they interact with each other, thereby greatly improving their job hunting and recruitment efficiency, which in turn contributed to our business success in terms of scale and growth. Our average MAU reached 25.9 million in the six months ended June 30, 2022. Our verified job seekers, verified enterprise users and verified enterprises reached 100.8 million, 17.2 million and 8.9 million as of June 30, 2022, respectively. Our paid enterprise customers reached 3.8 million in the twelve months ended June 30, 2022. In the six months ended June 30, 2022, our platform generated an average of 3.0 billion chat messages every month.
We have also achieved full user coverage of white and gold-collar users, blue-collar users and college students, and have served a full spectrum of employers, large and small, in numerous industries and from diverse geographical areas. As of June 30, 2022, white and gold-collar users, blue-collar users, and college students as percentage of our job seeker user base reached 54.5%, 29.3% and 16.2%, respectively. We serve all of the 2021 Fortune China 500 companies. Out of the total number of verified enterprises we served, 84.6% had less than 100 employees as of June 30, 2022, respectively.
Pain Points Our Industry Faces
Recruitment services market is the fastest-growing segment in China’s human resource services market between 2021 and 2026 with a CAGR of 18.7%. With job seekers and employers increasingly embarking on their job hunting and recruitment journeys online, China’s online recruitment market’s size in terms of revenue is expected to increase from RMB71.4 billion in 2021 to RMB250.8 billion in 2026, representing a CAGR of 28.6% between 2021 and 2026. Market participants in China’s online recruitment market primarily include online recruitment platforms, online classifieds, online portals offered by recruiting agencies and traditional recruiting agencies, such as headhunting firms and recruitment process outsourcing agencies.
The online recruitment industry in China has traditionally suffered from two pain points: job seekers find it difficult to locate suitable job positions, and employers find it hard to secure suitable job candidates. Job seekers and employers yearn for a new platform that can deliver unprecedented efficiency.
These pain points have been caused by the following three common characteristics of the traditional industry players.
•
Resume centric.   Traditional resume centric model provides limited functionality beyond submission and downloading of resumes. Information flows one way, only from job seekers to employers, via a few pages of stylized introductions, and job seekers often receive tardy responses, if any.

•
Search-based.   A search-based model unevenly drives internet traffic towards the top — favoring candidates with stellar credentials and well-known corporations with deep pockets, leaving behind the vast majority of other job seekers and SMEs with substantial unmet demand. This also led to an inability for traditional online recruitment platforms to tap into the blue-collar recruitment market and serve the traditionally underserved SME employers.

•
Limited user coverage.   Because of traditional models’ inability to provide customized and accurate recommendations, they are forced to limit their user coverage and focus on serving only a subset of users.

Cognizant of the industry pain points and their root causes, our founders set out eight years ago to create a transformative mobile-native product “BOSS Zhipin” that is communication-oriented, provides feed-based recommendation and attracts a full spectrum of users. Our innovative business model has proven to be more efficient and effective, delivering better outcomes for both job seekers and enterprises, which in turn contributes to our rapid growth and industry leading position.
Our Platform
We connect job seekers and enterprise users in an efficient and seamless manner mainly through our highly interactive BOSS Zhipin mobile app, a mobile-native online recruitment platform that promotes instant direct chats between enterprise users and job seekers, delivers accurate matching results, and is powered by proprietary algorithms and big data insights. We are relentlessly focused on enhancing user experience by delivering efficient, intuitive and convenient experience to them throughout the recruitment cycle.
Our Platform Participants
Job seekers:   We have a large and fast growing pool of job seekers consisting of white and gold-collar users, blue-collar users and college students.
Enterprise users:   We serve an extensive network of employers covering small, mid-sized and large businesses across a broad range of industries and diverse geographic areas. Enterprise users of our platform include Bosses and recruiting professionals (more than one enterprise users of the same employer could register an account with us).
Bosses:   Bosses refer to executives or middle-level managers of large enterprises and SMEs and micro business owners, who are the key decision makers that can better assess candidates’ capabilities, including their soft skills and cultural fit, and more efficiently identify the best people for their businesses. We get the Bosses involved on our platform since our inception. Our innovative model facilitates direct interaction between job seekers and Bosses, fulfils the undiscovered demands of hiring decision makers to directly participate in the recruiting process at an early stage, and allows us to amass a large number of Bosses. As of June 30, 2022, 65.7% of our verified enterprise users were Bosses.
Recruiting professionals:   We also serve recruiting professionals, including human resource officers and specialized hiring function employees of an employer, headhunters and hiring staff from human resource agencies.

Our innovative business models and robust technology generate significant network effects. As we bring more job seekers to our platform, we gather more meaningful user data from extensive user interaction facilitated by our direct recruitment model. Underpinned by our robust recommendation system, our data insights on jobs and user preferences translate to more accurate job and candidate matching results and better user experience, thereby attracting more job seekers. More employers also join our platform to access our large and diverse job seeker base, bringing more job opportunities for our job seekers. These together build a double-sided network that continue to fuel our growth and success.
Our Services
Our services are purposely designed for improving job hunting and recruitment efficiency to elevate user experience.
•
For enterprise users.   We provide direct recruitment services that allow enterprise users to post jobs, receive personalized candidate recommendations, engage in direct communication and receive resume upon mutual consent. We also offer an expanding range of value-added tools to further enhance recruitment efficiency.

•
For job seekers.   We provide job seeking services that allow job seekers to receive job recommendations, initiate direct chats and deliver resumes upon mutual consent. We also provide value-added tools that help them better prepare for their job hunt.

Corporate Information
Our principal executive offices are located at 18/F, GrandyVic Building, Taiyanggong Middle Road, Chaoyang District, Beijing 100020, People’s Republic of China. Our telephone number at this address is + 86 10 8462 8340. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168. You can also find information on https://ir.zhipin.com. The information contained on our website is not a part of this prospectus.
Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including our 2021 Form 20-F, the October Super 6-K and the December Super 6-K. See “Incorporation of Certain Documents by Reference” in this prospectus.
Our Holding Company Structure and the VIE Contractual Arrangements
KANZHUN LIMITED is not a Chinese operating company, but rather a Cayman Islands holding company with no equity ownership in the VIE. Our Cayman Islands holding company does not conduct business operations directly. We conduct our operations in China primarily through (i) our PRC subsidiaries and (ii) the VIE with which we have maintained contractual arrangements and its subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in certain value-added telecommunication services, internet audio-video program services, radio and television program services and certain other businesses. Accordingly, we operate these businesses in China through the

VIE and its subsidiaries. The VIE is consolidated for accounting purposes, but is not an entity in which our Cayman Islands holding company, or our investors, own equity. All of our revenues for the years ended December 31, 2019, 2020 and 2021 were contributed by the VIE. As used in this prospectus, “we,” “us,” “our company,” “our,” or “Kanzhun” refers to KANZHUN LIMITED, its subsidiaries, and, in the context of describing our operations and consolidated financial information, the VIE in China, Beijing Huapin Borui Network Technology Co., Ltd. Investors in our ADSs are purchasing equity interest in a holding company incorporated in the Cayman Islands rather than equity interest in the VIE in China.
A series of contractual agreements, including equity pledge agreement, exclusive technology and service co-operation agreement, exclusive purchase option agreement, powers of attorney and spousal consent letters, have been entered into by and among our WFOE, the VIE and its respective shareholders. These contractual arrangements enable us to:
•
receive the economic benefits from the VIE that could be significant to the VIE;

•
have power to direct activities of the VIE that most significantly affect the economic performance of the VIE; and

•
hold an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law.

Accordingly, KANZHUN LIMITED is considered the primary beneficiary of the VIE for accounting purposes under U.S. GAAP and consolidates the VIE’s financial results of operations and assets and liabilities in our consolidated financial statements in accordance with U.S. GAAP. For more details of these contractual arrangements, see “Contractual Arrangements” in Exhibit 99.1 to the October Super 6-K and “Contractual Arrangements” in Exhibit 99.1 to the December Super 6-K.
Neither KANZHUN LIMITED nor its investors have an equity ownership in, direct foreign investment in, or control through such ownership or investment of, the VIE, and the contractual arrangements are not equivalent to equity ownership in the business of the VIE. Therefore, the contractual arrangements may not be as effective as direct ownership over the VIE and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant VIE through the contractual arrangements, or how contractual arrangements in the context of a VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the VIE contractual arrangements. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control” in our 2021 Form 20-F for details.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIE and its registered shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and the VIE, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government finds that the agreements that establish the structure for operating some of our operations in China do not comply with PRC laws and regulations relating to the relevant industries, or if these laws and regulations or the interpretation of existing laws and regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law” in our 2021 Form 20-F for details.
We face various risks and uncertainties related to doing business in China. Our business operations are primarily conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on overseas offerings conducted by and foreign investment in China-based issuers, the use of the VIE, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2021 Form 20-F, “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the October Super 6-K and “Risk Factors — Risks Relating to Doing Business in China” in Exhibit 99.1 to the December Super 6-K.
PRC government’s authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs” in our 2021 Form 20-F.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us” in our 2021 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries and the VIE in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our PRC subsidiaries, the VIE and its subsidiaries have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, the VIE in China, including, among others, the Value-added Telecommunications Business Operation License for information services via internet, or ICP License, Human Resource Services License, and other relevant permits required for operating our business. We are required to but have not obtained the Audio-Visual License for providing internet audio-visual program services through our online recruitment platform, including providing certain short educational videos for users, providing in-app streaming interviewing and allowing users to upload and share short career-related videos. We do not consider such services to be material to our business and the revenues generated through the provision of such services account for an insignificant portion of our total revenues. We are not eligible to apply for an Audio-Visual License under the current regulatory regime, because we are not a wholly state-owned or state-controlled entity as required for this license under PRC law. For more detailed information, see “Risk Factors — Risks Relating to Our Business and Industry — Any lack of or failure to maintain requisite approvals, licenses or permits applicable to our business may have a material and adverse impact on our business, financial condition and results of operations, and compliance with applicable laws or regulations may require us to obtain additional approvals or licenses or change our business model” in Exhibit 99.1 to the December Super 6-K. Given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by relevant government authorities, we may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future.

Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. Accordingly, there have been certain new or draft laws, regulations in relation to cybersecurity and data privacy, offerings conducted overseas by, and foreign investment in, China-based issuers (the “New Regulations”). For more detailed information, see “Regulations — Regulations on Overseas Offering and Listing” and “Regulations — Regulations Relating to Information Security and Censorship” in Exhibit 99.1 to the December Super 6-K. According to the New Regulations, if enacted as currently proposed as applicable to draft laws and regulations, we may be required to fulfill filing, reporting procedures and obtain approval from the China Securities Regulatory Commission, or the CSRC, in connection with follow-on offering and other equivalent overseas offering activities in an overseas market, and may be required to go through cybersecurity review by the Cyberspace Administration of China, or the CAC, in respect of our data processing activities. If the New Regulations are enacted as currently proposed and we fail to obtain the relevant approval or complete other filing procedures thereof, for any future overseas offering or listing, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — The approval of or filing and reporting with the CSRC or other PRC government authorities may be required in connection with our overseas offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or reporting procedures” and “Risk Factors — Risks Relating to Doing Business in China — Our business is subject to the complex and evolving laws and regulations in China. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business” in our Exhibit 99.1 to the December Super 6-K.
The Holding Foreign Companies Accountable Act
The HFCAA, which was enacted on December 18, 2020, states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. Since our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections without the approval of the Chinese authorities, our auditor was historically not inspected by the PCAOB. The related risks and uncertainties could cause the value of our ADSs to significantly decline or be worthless. On May 28, 2022, the SEC conclusively listed KANZHUN LIMITED as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. In accordance with the HFCAA, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China for three consecutive years, or for two consecutive years if proposed changes to the law are enacted. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China,the Chinese authorities governing inspections and investigations of audit firms based in China, which marks taking the first step toward providing opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China mainland and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. The PCAOB Board vacated its prior 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in China mainland and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in China mainland and Hong Kong, we may be identified as a Commission-Identified Issuer accordingly. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections,” as the audit report included in our 2021 Form 20-F incorporated herein by reference was issued prior to the PCAOB being able to conduct inspections, and “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.”
Cash and Asset Flows through Our Organization
KANZHUN LIMITED transfers cash to its wholly-owned Hong Kong subsidiary, by making capital contributions or providing loans, and the Hong Kong subsidiary transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because KANZHUN LIMITED and its subsidiaries do not have equity ownership of the VIE but maintain contractual arrangements with the VIE and its shareholders, KANZHUN LIMITED and its subsidiaries are not able to make direct capital contribution to the VIE and its subsidiaries, but are permitted to transfer cash to the VIE by loans or by making payment to the VIE for inter-group transactions. KANZHUN LIMITED and its subsidiaries are able to receive funds from the VIE through service fees, rather than receiving dividends.
For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, KANZHUN LIMITED provided capital contributions of RMB11.8 million, RMB25.5 million, RMB74.1 million and RMB19.2 million, respectively, to its subsidiaries; and the Hong Kong subsidiary provided capital contributions of RMB43.0 million, RMB416.3 million, RMB38.8 million and RMB19.7 million, respectively, to its subsidiaries in China. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, KANZHUN LIMITED provided loan financing of RMB184.5 million, RMB411.0 million, RMB16.5 million and RMB628.1 million, respectively, to its subsidiaries; and the WFOE provided loan financing of nil, RMB260.5 million, nil and nil to the VIE, respectively. For the years ended December 31, 2019, 2020 and 2021 and the six months ended June 30, 2022, the VIE repaid loan financing of nil, nil, RMB335.0 million and nil, respectively, to the WFOE and the Hong Kong subsidiary; and the WFOE repaid loan financing of nil, nil, RMB16.0 million and nil, respectively, to the Hong Kong subsidiary.
The VIE may also transfer cash to our WFOE by paying service fees according to the exclusive technology and service co-operation agreement between our WFOE and the VIE. Since the VIE’s accumulated deficit had not yet been fully recovered as of December 31, 2019, 2020 and 2021 and June 30, 2022, our WFOE agreed not to charge any service fees from the VIE. As a result, no payments were made by the VIE under this agreement. If there is any amount payable to our WFOE under the exclusive technology and service co-operation agreement in the future, we intend to settle it accordingly.
For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, no assets other than cash were transferred through our organization.
For the years ended December 31, 2019, 2020 and 2021 and for the six months ended June 30, 2022, no dividends or distributions were made to KANZHUN LIMITED by our subsidiaries. Under PRC laws and regulations, our PRC subsidiaries and the VIE are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The amounts restricted include the paid-in capital and the statutory reserve funds of our PRC subsidiaries and the VIE, totaling RMB938.0 million as of June 30, 2022. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries and the VIE to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2021 Form 20-F.
KANZHUN LIMITED has not declared or paid any cash dividends, nor does it have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within the Chinese mainland, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Tax calculation(1)
Hypothetical pre-tax earnings(2)	100.0%
Tax on earnings at statutory rate of 25%(3)	(25.0)%
Net earnings available for distribution	75.0%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified.

(2)
The hypothetical pre-tax earnings are assumed to equal taxable income in China, without considering timing differences. Under the terms of contractual agreements with the VIE, our WFOE may charge the VIE for services provided to the VIE. These service fees shall be recognized as expenses of the VIE, with a corresponding amount recorded as service income by our WFOE and eliminated in consolidation. For income tax purposes, our WFOE and the VIE file income tax returns on a separate company basis and the above service fees are tax neutral.

(3)
The VIE qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIE will be distributed as fees to our WFOE under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIE exceed the service fees paid to our PRC subsidiary (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIE could make a non-deductible transfer to our PRC subsidiary for the amounts of the stranded cash in the VIE. This would result in such transfer being non-deductible expenses for the VIE but still taxable income for the PRC subsidiary. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.

Financial Information Related to the VIE
The following tables present our condensed consolidated schedule of financial statements for our holding company KANZHUN LIMITED, the WFOE that is the primary beneficiary of the VIE, the VIE and VIE’s subsidiaries, and other subsidiaries as of the dates presented:
Selected Condensed Consolidated Statements of Comprehensive Loss Information
	For the Year Ended December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	4,259,128	—	4,259,128
Inter-company revenues(1)	—	143	—	—	(143)	—
Third-party operating cost and expenses	(1,537,533)	(93,123)	(1,289)	(3,678,480)		(5,310,425)
Inter-company operating cost and expenses(1)	—	—	—	(143)	143	—
Other operating income, net	—	9	29	14,939	—	14,977
(Loss)/Income from operations	(1,537,533)	(92,971)	(1,260)	595,444	—	(1,036,320)
Other income/(expenses), net	5,011	(829)	5,375	15,216	—	24,773
Share of income from subsidiaries and VIE(2)	461,448	555,248	551,133	—	(1,567,829)	—
(Loss)/Income before income tax expense	(1,071,074)	461,448	555,248	610,660	(1,567,829)	(1,011,547)
Income tax expense	—	—	—	(59,527)	—	(59,527)
Net (loss)/income	(1,071,074)	461,448	555,248	551,133	(1,567,829)	(1,071,074)
	For the Year Ended December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	1,944,359	—	1,944,359
Third-party operating cost and expenses	(606,029)	(30,933)	(3,435)	(2,257,716)	—	(2,898,113)
Other operating income, net	—	—	73	8,776	—	8,849
Loss from operations	(606,029)	(30,933)	(3,362)	(304,581)	—	(944,905)
Other income/(expenses), net	6,815	(1,755)	(3,570)	1,520	—	3,010
Share of loss from subsidiaries and VIE(2)	(342,681)	(309,993)	(303,061)	—	955,735	—
Loss before income tax expense	(941,895)	(342,681)	(309,993)	(303,061)	955,735	(941,895)
Income tax expense	—	—	—	—	—	—
Net loss	(941,895)	(342,681)	(309,993)	(303,061)	955,735	(941,895)

	For the Year Ended December 31, 2019
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Third-party revenues	—	—	—	998,720	—	998,720
Third-party operating cost and expenses	(15,709)	(12,028)	(20,046)	(1,465,429)	—	(1,513,212)
Other operating (loss)/income, net	—	(26)	11	2,588	—	2,573
Loss from operations	(15,709)	(12,054)	(20,035)	(464,121)	—	(511,919)
Other income/(expenses), net	9,680	(2)	438	(252)	—	9,864
Share of loss from subsidiaries and VIE(2)	(496,026)	(483,970)	(464,373)	—	1,444,369	—
Loss before income tax expense	(502,055)	(496,026)	(483,970)	(464,373)	1,444,369	(502,055)
Income tax expense	—	—	—	—	—	—
Net loss	(502,055)	(496,026)	(483,970)	(464,373)	1,444,369	(502,055)
Selected Condensed Consolidated Balance Sheets Information
	As of December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	9,875,153	203,523	398,231	864,851	—	11,341,758
Short-term investments	—	—	20,439	864,557	—	884,996
Accounts receivable	—	—	—	1,002	—	1,002
Amounts due from Group companies(3)	1,072,514	42,327	8,809	86,989	(1,210,639)	—
Prepayments and other current assets	231,529	1,043	4,413	494,213	—	731,198
Investments in subsidiaries and VIE(2)	—	403,391	17,549	—	(420,940)	—
Property, equipment and software, net	—	645	100	368,381	—	369,126
Intangible assets, net	—	—	—	458	—	458
Right-of-use assets, net	—	7,797	—	301,288	—	309,085
Other non-current assets	—	—	—	4,000	—	4,000
Total assets	11,179,196	658,726	449,541	2,985,739	(1,631,579)	13,641,623
Accounts payable	—	8	17	52,938	—	52,963
Deferred revenue	—	—	—	1,958,570	—	1,958,570
Other payables and accrued liabilities	3,897	5,816	9,274	626,151	—	645,138
Amounts due to Group companies(3)	74,043	1,072,514	36,859	27,223	(1,210,639)	—
Investment deficit in subsidiaries and VIE(2)	427,200	—	—	—	(427,200)	—
Operating lease liabilities, current	—	3,067	—	124,464	—	127,531
Operating lease liabilities, non-current	—	4,521	—	178,844	—	183,365
Total liabilities	505,140	1,085,926	46,150	2,968,190	(1,637,839)	2,967,567
Total shareholders’ equity/(deficit)(2)	10,674,056	(427,200)	403,391	17,549	6,260	10,674,056
Total liabilities and shareholders’ equity/(deficit)	11,179,196	658,726	449,541	2,985,739	(1,631,579)	13,641,623

	As of December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Cash and cash equivalents	3,542,052	101,985	170,967	183,199	—	3,998,203
Short-term investments	—	—	10,895	525,506	—	536,401
Accounts receivable	—	—	—	6,999	—	6,999
Amounts due from Group companies(3)	1,088,812	128,595	218,462	36,859	(1,472,728)	—
Prepayments and other current assets	59,246	132	87	146,244	—	205,709
Property, equipment and software, net	—	—	113	191,242	—	191,355
Intangible assets, net	—	—	—	549	—	549
Right-of-use assets, net	—	—	—	144,063	—	144,063
Total assets	4,690,110	230,712	400,524	1,234,661	(1,472,728)	5,083,279
Accounts payable	—	—	17	41,839	—	41,856
Deferred revenue	—	—	—	1,200,349	—	1,200,349
Other payables and accrued liabilities	3,224	300	(538)	415,273	—	418,259
Amounts due to Group companies(3)	—	1,081,054	19,247	372,427	(1,472,728)	—
Investment deficit in subsidiaries and VIE(2)	1,400,003	549,361	931,159	—	(2,880,523)	—
Operating lease liabilities, current	—	—	—	59,559	—	59,559
Operating lease liabilities, non-current	—	—	—	76,373	—	76,373
Total liabilities	1,403,227	1,630,715	949,885	2,165,820	(4,353,251)	1,796,396
Total mezzanine equity	5,587,000	—	—	—	—	5,587,000
Total shareholders’ deficit(2)	(2,300,117)	(1,400,003)	(549,361)	(931,159)	2,880,523	(2,300,117)
Total liabilities, mezzanine equity and shareholders’ deficit	4,690,110	230,712	400,524	1,234,661	(1,472,728)	5,083,279

Selected Condensed Consolidated Cash Flows Information
	For the Year Ended December 31, 2021
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash generated from/(used in) operating activities with third parties(4)	5,644	(81,135)	(232)	1,717,104	—	1,641,381
Investments in subsidiaries(2)	(74,131)	—	(10)	—	74,141	—
Loans to the Group companies(3)	(16,486)	—	—	—	16,486	—
Proceeds from repayments of loans to Group companies(3)	—	96,000	255,000	—	(351,000)	—
Other investing activities with third parties	—	(649)	(10,000)	(591,213)	—	(601,862)
Net cash (used in)/generated from investing activities	(90,617)	95,351	244,990	(591,213)	(260,373)	(601,862)
Capital contribution from Group companies(2)	—	74,131	—	10	(74,141)	—
Loans from Group companies(3)	—	16,486	—	—	(16,486)	—
Repayments of loans from Group companies(3)	—	—	(16,000)	(335,000)	351,000	—
Other investing activities with third parties	6,540,512	—	—	(109,249)	—	6,431,263
Net cash generated from/(used in) financing activities	6,540,512	90,617	(16,000)	(444,239)	260,373	6,431,263
	For the Year Ended December 31, 2020
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash (used in)/ generated from operating activities with third parties(4)	(97,125)	(3,566)	2,415	494,187	—	395,911
Investments in subsidiaries(2)	(25,487)	(416,328)	—	—	441,815	—
Loans to the Group companies(3)	(410,983)	—	(260,484)	—	671,467	—
Other investing activities with third parties	1,161,428	(56,617)	(4,938)	(632,568)	—	467,305
Net cash generated from/(used in) investing activities	724,958	(472,945)	(265,422)	(632,568)	1,113,282	467,305
Capital contribution from Group companies(2)	—	25,487	416,328	—	(441,815)	—
Loans from Group companies(3)	—	410,983	—	260,484	(671,467)	—
Other investing activities with third parties	2,882,112	—	—	—	—	2,882,112
Net cash generated from financing activities	2,882,112	436,470	416,328	260,484	(1,113,282)	2,882,112

	For the Year Ended December 31, 2019
	KANZHUN LIMITED	Other Subsidiaries	Primary Beneficiary of VIE	VIE and VIE’s Subsidiaries	Eliminations	Consolidated Total
	(in RMB thousands)
Net cash used in operating activities with third parties(4)	(52,830)	(12,304)	(14,871)	(25,658)	—	(105,663)
Investments in subsidiaries(2)	(11,785)	(43,041)	—	—	54,826	—
Loans to the Group companies(3)	(184,511)	—	—	—	184,511	—
Other investing activities with third parties	(1,133,727)	(18,092)	(5,955)	(66,029)	—	(1,223,803)
Net cash used in investing activities	(1,330,023)	(61,133)	(5,955)	(66,029)	239,337	(1,223,803)
Capital contribution from Group companies(2)	—	11,785	43,041	—	(54,826)	—
Loans from Group companies(3)	—	184,511	—	—	(184,511)	—
Other investing activities with third parties	889,879	—	—	103,596	—	993,475
Net cash generated from financing activities	889,879	196,296	43,041	103,596	(239,337)	993,475

Notes:
(1)
It represents the elimination of inter-company service fees charged by other subsidiaries to the VIE. For the years ended December 31, 2019, 2020 and 2021, the primary beneficiary of the VIE didn’t charge any service fees according to the exclusive technology development, consulting and service agreement.

(2)
It represents the elimination of investments in subsidiaries and the VIE.

(3)
It represents the elimination of inter-company balances and loan financing.

(4)
For the years ended December 31, 2019, 2020 and 2021, there were no inter-company operating cash flows.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.
Summary of Risk Factors
Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows, and prospects. These risks are discussed more fully below and include, but are not limited to, risks related to:
Risks Relating to Our Business and Industry
•
If we fail to implement new technologies, develop and provide innovative features and services, respond to evolving user preferences, enhance user friendliness of our online recruitment platform, or optimize our technology systems, we may not be able to improve user experience, which may have a material and adverse effect on our user growth and retention, business, financial condition and results of operations.

•
Our business depends on the continued success of our brands, and if we fail to maintain and enhance the recognition of our brands cost-effectively, or the recognition of our brands is adversely affected by any negative publicity concerning us or our directors, management, shareholders or business partners, our reputation and operating results may be harmed.

•
We face significant competition in China’s dynamic online recruitment service market, and potential market entries by established players from other industries may make competition even more fierce. Our market share, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.

•
We have a limited operating history and generated net losses in 2019, 2020 and 2021 and negative operating cash flow in 2019, and we may not be able to sustain and manage our growth, control our costs and expenses, implement our business strategies or achieve profitability in the future. Any new product or service we may launch and any new market sectors we may enter will come with additional risks.

•
If our technology capabilities fail to yield satisfactory results or fail to improve, our online recruitment platform may not be able to effectively match our job seekers with suitable enterprise users or to optimally recommend services for our users, and our user growth, retention, results of operations and business prospects may suffer consequently.

•
A slowdown or adverse development in the Chinese or global economy may lower the hiring willingness and budget of our current and potential enterprise users, adversely affecting the demand for our services and our business in general.

•
Heightened tensions in international relations, particularly between the United States and China, may adversely impact our business, financial condition, and results of operations.

•
Our users may engage in intentional or negligent misconduct or other improper activities on our online recruitment platform or otherwise misuse our online recruitment platform, which may damage our brand image and reputation, our business and our results of operations.

•
We are exposed to potential legal liabilities associated with the recruitment process, which may have a material adverse effect on our business and results of operations.

•
Because we store and process data, some of which contains sensitive personal information, we face concerns over the collection, improper use or disclosure of personal information, which could deter current and potential users from using our services, damage our reputation, result in legal liability, bring regulatory scrutiny, and in turn materially and adversely affect our business, financial condition and results of operations.

•
Our business is subject to complex and evolving PRC laws and regulations regarding cybersecurity and information security. Any failure or perceived failure to comply with these laws and regulations could result in penalties, claims, changes to our business practices, negative publicity, legal proceedings, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

Risks Relating to Our Corporate Structure
•
We are a Cayman Islands holding company with no equity ownership in the VIE and we conduct our operations in China primarily through the VIE, with which we have maintained contractual arrangements. Investors in our ADSs thus are not purchasing equity interest in the VIE in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, the VIE and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our company as a whole.

•
The contractual arrangements with the VIE and its shareholders may not be as effective as direct ownership in providing operational control.

•
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

Risks Relating to Doing Business in China
•
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

•
Uncertainties with respect to the PRC legal system could adversely affect us.

•
The PRC government’s oversight and discretion over our business operations could result in a material adverse change in our operations and the value of our ADSs.

•
The approval of or filing and reporting with the China Securities Regulatory Commission or other PRC government authorities may be required in connection with our overseas offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing or reporting procedures.

•
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections.

•
Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to Our Shares and ADSs
•
The trading price of the ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our ADSs may view as beneficial.

•
The dual-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares and/or ADSs.

Risks Relating to Doing Business in China
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections over our auditor has deprived our investors with the benefits of such inspections.
Our auditor, the independent registered public accounting firm that issues the audit report in our SEC filings, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is located in China, a jurisdiction where the PCAOB was unable to conduct inspections and investigations before 2022. As a result, we and investors in our securities are deprived of the benefits of such PCAOB inspections. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. However, the inability of the PCAOB to conduct inspections of auditors in China in the past made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that have been subject to the PCAOB inspections, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
Our ADSs may be prohibited from trading in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
Pursuant to the HFCAA, which was signed into law on December 18, 2020, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection for the PCAOB for three consecutive years beginning in 2021 or any year thereafter, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCAA, pursuant to which the SEC will identify an issuer as a “Commission-Identified Issuer” if the issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong, and our auditor was subject to this determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in China mainland and Hong Kong in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to secure complete access to inspect or investigate completely registered public accounting firms headquartered in China mainland and Hong Kong. For this reason, we do not expect to be identified as a Commission-Identified Issuer following the filing of our annual report for the fiscal year ending December 31, 2022. In accordance with the HFCAA, however, our securities will be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if the PCAOB is unable to inspect or completely investigate PCAOB-registered public accounting firms headquartered in China for three consecutive years in the future, or two consecutive years if proposed changes to the law, or the Accelerating Holding Foreign Companies Accountable Act, are enacted. In the event of such prohibition, the Nasdaq may determine to delist our securities.
If our shares and ADSs are prohibited from trading in the United States, such a prohibition would substantially impair the ability of our investors to sell or purchase our ADSs when they wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Class A ordinary shares or ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
On June 22, 2021, the U.S. Senate passed a bill which would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA is reduced from three years to two, then our shares and ADSs could be prohibited from trading in the United States in a shorter period in the event that we become identified as a Commission-Identified Issuer.

USE OF PROCEEDS
Except as may be described otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities we offer for general corporate purposes.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$200,000 divided into 2,000,000,000 shares of a par value of US$0.0001 each comprising of (i) 1,750,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 200,000,000 Class B ordinary shares of a par value of US$0.0001, and (iii) 50,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourteenth amended and restated memorandum and articles of association.
In our annual general meeting of shareholders held on December 14, 2022, our shareholders have passed special resolutions that, conditional upon and with effect from the consummation of the our proposed listing on The Stock Exchange of Hong Kong Limited,
a.
all the 50,000,000 authorized shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourteenth amended and restated memorandum and articles of association (whether issued or unissued) in our authorized share capital are re-designated on an one-for-one basis as Class A ordinary shares of a par value of US$0.0001 each, such that following this variation of share capital, our authorized share capital shall be US$200,000 divided into (i) 1,800,000,000 Class A ordinary shares of a par value of US$0.0001 each and (ii) 200,000,000 Class B ordinary shares of a par value of US$0.0001 each; and

b.
our fourteenth amended and restated memorandum and articles of association be amended and restated by the deletion in their entirety and by the substitution in their place of the fifteenth amended and restated memorandum and articles of association.

The following are summaries of material provisions of our fifteenth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our fifteenth amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Conversion.    Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances. Class B ordinary shares shall only be held by the Founder (as defined in our fifteenth amended and restated memorandum and articles of association) or a Director Holding Vehicle (as defined in our fifteenth amended and restated memorandum and articles of association). Subject to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited as amended from time, or the Listing Rules, to time or other applicable laws or regulations, each Class B ordinary share shall be automatically converted into one Class A ordinary share upon the occurrence of any of the following events: (a) the death of the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the death of the Founder); (b) the holder of such Class B ordinary share ceasing to be a Director or a Director Holding Vehicle for any reason; (c) the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the Founder) being deemed by The Stock Exchange of Hong Kong Limited to be incapacitated for the purpose of performing his or her duties as a Director; (d) the holder of such Class B ordinary share (or, where the holder is a Director Holding Vehicle, the Founder) being deemed by The Stock Exchange of Hong Kong Limited to no longer meet the requirements of a director set out in the Listing Rules;

or (e) any direct or indirect sale, transfer, assignment, or disposition of the beneficial ownership of, or economic interest in, such Class B ordinary share or the control over the voting rights attached to such Class B ordinary share through voting proxy or otherwise to any person, including by reason that a Director Holding Vehicle no longer complies with Rule 8A.18(2) of the Listing Rules (in which case the Company and the Founder or the Director Holding Vehicle must notify The Stock Exchange of Hong Kong Limited as soon as practicable with details of the non-compliance), other than a transfer of the legal title to such Class B ordinary share by the Founder to a Director Holding Vehicle wholly-owned and wholly controlled by him or her, or by a Director Holding Vehicle to the Founder or another Director Holding Vehicle wholly-owned and wholly controlled by the Founder.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our fifteenth amended and restated memorandum and articles of association provide that our directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the directors may from time to time think fit. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to ten votes per share on all matters subject to vote at our general meetings, except that each Class A ordinary share and each Class B ordinary share shall entitle its holder to one vote on a poll at a general meeting in respect of a resolution on any of the following matters: (a) any amendment to the memorandum and articles of association, including the variation of the rights attached to any class of shares; (b) the appointment, election or removal of any independent non-executive director; (c) the appointment or removal of the auditors; or (d) the voluntary liquidation or winding-up of our company.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than three-fourths of the votes attaching to the issued and outstanding ordinary shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our fifteenth amended and restated memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   We shall hold a general meeting as our annual general meeting for each financial year, to be held within six months (or such other period as may be permitted by the Listing Rules or The Stock Exchange of Hong Kong Limited) after the end of such financial year. The annual general meeting shall be specified as such in the notices calling it, and shall be held at such time and place (or held as a Virtual Meeting) as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairperson of the board or a majority of our board of directors. Advance notice of at least twenty-one days is required for the convening of our annual general shareholders’ meeting and advance notice of at least fourteen days is required for the convening of any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than 10% of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting (on a one vote per share basis).
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifteenth amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-tenth of the voting rights, on an one vote per share basis, of the issued and outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings of our company, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our fifteenth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out in our fifteenth amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class of shares;

•
the instrument of transfer is properly stamped, if required;

•
in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•
a fee of such maximum sum as the Nasdaq Global Select Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Global Select Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the share capital, such assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any moneys unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by either our board of directors or by our shareholders by an ordinary resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares, subject to any rights or restrictions for the time being attached to any class of shares, may be varied with the consent in writing of the holders of at least three-fourths of the voting rights of shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to such existing class of shares.
Issuance of Additional Shares.   Our fifteenth amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Subject to compliance with the Listing Rules and the Codes on Takeovers and Mergers and Share Buy-backs, and on the conditions that (a) no new class of shares with voting rights superior to those of Class A ordinary shares will be created; and (b) any variations in the relative rights as between the different classes will not result in the creation of new class of shares with voting rights superior to those of Class A ordinary shares, our fifteenth amended and restated memorandum and articles of association also authorize our board of directors to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, the directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series, including, among others:
•
the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

•
whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

•
the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

•
whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

•
whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

•
whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

•
whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

•
the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

•
the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

•
any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof

Subject to the above, our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (save for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, pursuant to our fifteenth amended and restated memorandum and articles of association, any register of members held in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Board may impose) be open to inspection by a shareholder without charge and any other person on payment of a fee of such amount not exceeding the maximum amount as may from time to time be permitted under the Hong Kong Listing Rules as the Board may determine for each inspection), and we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information.”
Anti-Takeover Provisions.   Some provisions of our fifteenth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
•
authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders subject to compliance with the Hong Kong Listing Rules and the Codes on Takeovers and Mergers and Share Buy-backs, and on the conditions that (a) no new class of shares with voting rights superior to those of Class A ordinary shares will be created; and (b) any variations in the relative rights as between the different classes will not result in the creation of new class of shares with voting rights superior to those of Class A ordinary shares; and

•
limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fifteenth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
•
does not have to file an annual return of its shareholders with the Registrar of Companies;

•
is not required to open its register of members for inspection;

•
does not have to hold an annual general meeting;

•
may issue shares with no par value;

•
may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
may register as a limited duration company; and

•
may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive Forum.   For the avoidance of doubt and without limiting the jurisdiction of the courts of the Cayman Islands and the courts of Hong Kong to hear, settle and/or determine disputes related to our company, the courts of the Cayman Islands and the courts of Hong Kong shall, to the exclusion of other jurisdictions, be the forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of our company to our company or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or our memorandum and articles of association including but not limited to any purchase or acquisition of our shares, security or guarantee provided in consideration thereof, or (iv) any action asserting a claim against our company which if brought in the United States would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time).
Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than us. Any person or entity purchasing or otherwise acquiring any share or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, cannot waive compliance with the federal securities laws of the United States and the rules and regulations thereunder with respect to claims arising under the Securities Act and shall be deemed to have notice of and consented to this exclusive forum provision. Without prejudice to the foregoing, if this exclusive forum provision is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of articles of association shall not be affected and this exclusive forum provision shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to our intention.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands, or the Grand Court. While a dissenting shareholder or creditor has the right to express to the court the view that the transaction ought not to be approved, the Grand Court will usually consider that the affected stakeholders (shareholders and/or creditors affected by the scheme) of the company are the best judges of their own commercial interests and will typically sanction the scheme provided that the prescribed procedures have been followed and the requisite statutory majorities have been achieved at the scheme meetings.
The Grand Court will typically consider the following factors in exercising its discretion as to whether to sanction the scheme:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class; and

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, it is possible that a non-controlling shareholder may be permitted to commence a class action against and/or derivative actions in the name of the company to challenge:
•
an act which is illegally or ultra vires with respect to the company and is therefore incapable of ratification by the majority shareholders;

•
an act which constitutes an infringement of individual rights of shareholders, including, but not limited to the right to vote and pre-emption rights;

•
the act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which majority has not been obtained; and

•
an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifteenth amended and restated memorandum and articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our fifteenth amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fifteenth amended and restated memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fifteenth amended and restated memorandum and articles of association allow any one or more of our shareholders holding shares which carry in aggregate not less than one-tenth of the voting rights, on an one vote per share basis of the issued and the outstanding shares of our company that as at the date of the deposit carry the right to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our fifteenth amended and restated memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. Our fifteenth amended and restated memorandum and articles of association provides that we shall hold a general meeting as our annual general meeting for each financial year, to be held within six months (or such other period as may be permitted by the Hong Kong Listing Rules or The Stock Exchange of Hong Kong Limited) after the end of such financial year.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fifteenth amended and restated memorandum and articles of association do not provide for cumulative voting.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fifteenth amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director will also cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to our company; or (iv) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of a company are required to comply with fiduciary duties which they owe to the company under Cayman Islands law, including the duty to ensure that, in their opinion, such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Dissolution; Winding Up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members in general meeting. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fifteenth amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the consent in writing of the holders of at least three-fourths of the voting rights of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our fifteenth amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our fifteenth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fifteenth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Shares
On August 21, 2020, we issued and sold 4,122,853 Class A ordinary shares to Coatue PE Asia 26 LLC for a total consideration of US$11.4 million.
On November 27, 2020, we issued 24,780,971 Class B ordinary shares to TECHWOLF LIMITED at a par value of US$0.0001 per share.
On June 16, 2021, we issued 24,745,531 Class B ordinary shares to TECHWOLF LIMITED.
In June 2021, we issued and sold a total of 110,400,000 Class A ordinary shares represented by 55,200,000 ADSs at a public offering price of US$19.00 per ADS, in connection with our initial public offering and the underwriters’ full exercise of their option to purchase additional ADSs.
Preferred Shares
On February 10, 2020, we issued (i) 32,459,984 Series F preferred shares to Coatue PE Asia 26 LLC and (ii) 16,229,992 Series F preferred shares to Image Frame Investment (HK) Limited for a total consideration of US$150.0 million.
On November 27, 2020, we issued (i) 18,764,670 Series F+ preferred shares to SCC Growth VI Holdco E, Ltd., (ii) 18,764,670 Series F+ preferred shares to Internet Fund VI PTE. LTD., (iii) 7,505,868 Series F+ preferred shares to Coatue PE Asia 26 LLC, (iv) 3,752,934 Series F+ preferred shares to Huaxing Growth Capital III, L.P., (v) 899,463 Series F+ preferred shares to GGV Capital VI L.P., (vi) 77,541 Series F+ preferred shares to GGV Capital VI Entrepreneurs Fund L.P., and (vii) 899,463 Series F+ preferred shares to GGV Capital VI Plus L.P. for a total consideration of US$270.0 million.
Immediately upon the completion of our initial public offering on the Nasdaq, all the issued and outstanding preferred shares in our Company were converted into Class A ordinary shares on a one-for-one basis.
Grant of Options and Restricted Share Units
We have granted options to purchase our Class A ordinary shares and restricted share units to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation — Share Incentive Plan” in our 2021 Form 20-F and “Directors and Senior Management” in Exhibit 99.1 to the October Super 6-K and Exhibit 99.1 to the December Super 6-K, all of which are incorporated in this prospectus by reference.

Shareholders Agreement
We entered into our eleventh amended and restated shareholders agreement with our shareholders in November 2020. The eleventh amended and restated shareholders agreement provides for certain shareholders’ rights, including information and inspection rights, rights to appoint directors or observers on our board of directors, preemptive rights, right of first refusal and co-sale rights, and contains provisions governing our board of directors and other corporate governance matters. The special rights other than certain registration rights, as well as the corporate governance provisions, automatically terminated upon the completion of our initial public offering.
Registration Rights
We have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the shareholders agreement.
Demand Registration Rights.   (i) Holders of registrable securities holding 50% or more of the then outstanding registrable securities after the fifth anniversary of the closing date of the sale and issuance of our Series F+ preferred shares or (ii) holders of registrable securities holding at least 30% of the then outstanding registrable securities after six months following the effective date of the registration statement for our initial public offering may request in writing for us to effect a registration of the registrable securities under the Securities Act of such requesting shareholder’s registrable securities on a form other than F-3, if such registrable securities represent at least 20% of the total registrable securities (or any lesser percentage if the anticipated gross proceeds from the offering are at least US$20 million). Upon receipt of such a request, we shall give notice of such requested registration to all other shareholders within 10 business days and shall use our commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all registrable securities for which the requesting shareholder has requested registration and all other registrable securities that other shareholders request us to register within 20 days after receipt of the notice. We are not obligated to effect more than a total of two demand registrations and in no event shall we be required to effect more than one demand registration within any six-month period. We shall pay all registration expenses in connection with each demand registration.
Registration on Form F-3.   Holders of a majority of our outstanding registrable securities may request us in writing to file a registration statement on Form F-3. We shall effect the registration of the securities on Form F-3 as soon as practicable using our reasonable best efforts. We are not obligated to effect more than one registration on Form F-3 during any 12-month period.
Piggyback Registration Rights.   If we propose to file a registration statement for a public offering of our securities, we must offer shareholders an opportunity to include in the registration all or any part of the registrable securities held by such holders. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, and the number of shares that may be included in the registration and the underwriting shall be allocated to each holder requesting inclusion of its registrable securities in such registration statement on a pro rata basis based on the total number of registrable securities then held by each such holder; provided that at least 25% of the registrable securities requested by the holders to be included in the underwriting and registration shall be so included, and all shares that are not registrable securities shall first be excluded from such registration and underwriting before any registrable securities are so excluded.
Expenses of Registration.   We will bear all registration expenses in connection with any demand, piggyback or Form F-3 registration, other than the selling expenses or other amounts payable to underwriters, brokers or the depositary bank in connection with such offering by the holders.
Termination of Registration Rights.   The registration rights will terminate with respect to any holder of registrable securities upon the earlier of: (i) the date that is that is the third anniversary following the completion of our initial public offering, and (ii) when all registrable securities held by that shareholder may be sold without restriction under Rule 144 within any 90-day period.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. — Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.
We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form S-8. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-256721 when retrieving such copy.
We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The deposit agreement has been filed with the SEC as exhibit 4.3 to the registration statement on Form S-8 (File No. 333-261609) on December 13, 2021. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, two Class A ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Class A ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.
If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Class A ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.
The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.
The registration of the Class A ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Class A Ordinary Shares
Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-Class A ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-Class A ordinary shares ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A ordinary shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional Class A ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if we request such rights be made available to holders of ADSs, it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A ordinary shares other than in the form of ADSs.
The depositary will not distribute the rights to you if:
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We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you;

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We fail to deliver satisfactory documents to the depositary; or

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It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if we request and it is reasonably practicable, and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.
If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.
Other Distributions
Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to subscribe for additional Class A ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to you and if we request such rights be made available to you and provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.
The depositary will not distribute the property to you and will sell the property if:
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We do not request that the property be distributed to you or if we request that the property not be distributed to you;

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We do not deliver satisfactory documents to the depositary; or

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The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.
Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.
Changes Affecting Class A Ordinary shares
The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Class A Ordinary Shares
When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:
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The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

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You are duly authorized to deposit the Class A ordinary shares.

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The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

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The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination and Split Up of ADRs
As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:
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ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

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provide any transfer stamps required by the State of New York or the United States; and

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pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.
Withdrawal of Class A Ordinary Shares Upon Cancellation of ADSs
As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian’s offices. Your ability to withdraw the Class A ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.
If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:
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Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

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Obligations to pay fees, taxes and similar charges.

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Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.
Voting Rights
As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class A ordinary shares represented by your ADSs. The voting rights of holders of Class A ordinary shares are described in “Description of Share Capital.”
At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:
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In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all Class A ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions

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In the event of voting by poll, the depositary will vote (or cause the custodian to vote) the Class A ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the Class A ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of Class A ordinary shares may be adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.
Amendments and Termination
We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay.
In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).
We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.
After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Class A ordinary shares represented by ADSs and to direct the depositary of such Class A ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees and expenses.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.
The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:
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We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

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The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

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The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

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We and the depositary also disclaim any liability for any action or inaction of any clearing or settlement system (and any participant thereof) for the ADSs or deposited securities.

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We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

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We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

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We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

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No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

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Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

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Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

Taxes
You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.
Foreign Currency Conversion
The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:
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Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.
AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE DEPOSIT AGREEMENT OR THE ADRs, OR THE TRANSACTIONS CONTEMPLATED THEREIN, AGAINST US AND/OR THE DEPOSITARY.
Such waiver of your right to trial by jury would apply to any claim under U.S. federal securities laws. The waiver continues to apply to claims that arise during the period when a holder holds the ADSs, whether the ADS holder purchased the ADSs in this offering or secondary transactions, even if the ADS holder subsequently withdraws the underlying Class A ordinary shares. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of the applicable case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.
Jurisdiction
We have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or relating in any way to the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby.
The deposit agreement provides that, by holding an ADS or an interest therein, you irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary arising out of or related in any way to the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby or by virtue of ownership thereof, including, without limitation, claims under the Securities Act of 1933, may only be instituted in the United States District Court for the Southern District of New York (or, if the Southern District of New York lacks subject matter jurisdiction over a particular dispute, in the state courts of New York County, New York), and by holding an ADS or an interest therein you irrevocably waive any objection which you may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The deposit agreement also provides that the foregoing agreement and waiver shall survive your ownership of ADSs or interests therein.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our fifteenth amended and restated memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and a majority of our assets are located in China. The majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.
Maples and Calder (Hong Kong) LLP has informed us that in those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without t retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given , (iii) is final and conclusive, (iv) is not in the nature of taxes, a fine, or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter; and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Tian Yuan Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders (if any) may also sell, transfer or otherwise dispose of some or all of the Class A ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions; or

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through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices; or

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negotiated prices.

We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, KANZHUN LIMITED and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm or firms named in the applicable prospectus supplement.

EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Our SEC filings are also available over the internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.zhipin.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus. You should not regard any information on our website as a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 28, 2022 (File No. 001-40460), or the 2021 Form 20-F;

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form F-1 originally filed with the SEC on May 21, 2021, as amended, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on October 11, 2022 (File No. 001-40460), including Exhibit 99.1 titled “KANZHUN LIMITED Supplemental and Updated Disclosures,” or the October Super 6-K;

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Exhibit 3.1 to our current report on Form 6-K furnished to the SEC on December 14, 2022 (File No. 001-40460), which sets forth our fifteenth amended and restated memorandum and articles of association conditional upon and with effect from the consummation of the proposed listing on The Stock Exchange of Hong Kong Limited;

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our current report on Form 6-K furnished to the SEC at 9:07 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), including Exhibit 99.1 titled “KANZHUN LIMITED Supplemental and Updated Disclosures,” or the December Super 6-K;

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our current report on Form 6-K furnished to the SEC at 8:14 A.M. (Eastern Time) on December 16, 2022 (File No. 001-40460), including Exhibit 99.1 titled “Unaudited Interim Condensed Consolidated Financial Statements of KANZHUN LIMITED as of and for the Six Months Ended June 30, 2022” and Exhibit 99.2 titled ‘‘Unaudited Interim Condensed Consolidated Financial Statements of KANZHUN LIMITED as of and for the Nine Months Ended September 30, 2022”; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
KANZHUN LIMITED
18/F, GrandyVic Building
Taiyanggong Middle Road
Chaoyang District, Beijing 100020
People’s Republic of China
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.